      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE_, 2001.
                                                      REGISTRATION NO. 333-48006

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               Amendment No. 2 to
                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      High-Tech Travel Services Corporation
                 (Name of Small Business Issuer in Its charter)


    Delaware                           4724                    22-3686104
  -----------                    -----------------          -----------------
(State or Other                 (Primary Standard           (I.R.S. Employer
Jurisdiction of                Industrial Classifi-       Identification Number)
Incorporation or               cation Code Number)
Organization)

                                38 Second Avenue
                          Atlantic Highlands, NJ 07716
                                 (732) 872-2703
   ---------------------------------------------------------------------------
   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)


                           Benjamin Callari, President
                                38 Second Avenue
                          Atlantic Highlands, NJ 07716
                                 (732) 872-2703
  ----------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                               Amount            Maximum              Maximum
Title of each class of          to be         offering price          aggregate
securities to be registered   registered     per share(1)(2)(3)   Offering price(1)(2) fee(1)
-------------------------------------------------------------------------------------------------
Common Shares par
value $0.0001.............    2,809,402           $0.57              $1,590,562         $795.25

-------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating amount of registration fee.

(2) These securities are the subject of a rescission offer to be commenced following the effectiveness of the Registration Statement, as more fully described in the prospectus which is a part of this Registration Statement. The shares of common stock that are subject to the rescission offer were issued in exchange for cash at prices ranging from $0.50 to $0.75 per share.

(3)  Reflects the average price paid by shareholders receiving rescission offer.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                      HIGH-TECH TRAVEL SERVICES CORPORATION
      --------------------------------------------------------------------
             RESCISSION OFFER AS TO 2,809,402 SHARES OF COMMON STOCK
           ...........................................................

         We hereby offer to certain of our shareholders the right to rescind their purchases of shares of our common stock. The shares subject to this rescission offer are those which were purchased from us by United States persons at prices ranging from $0.50 to $0.75 per share between October 1, 1999 and March 31, 2000. We are making this rescission offer because the sales of the shares were made without registration in probable violation of the registration requirements of Federal securities laws and the securities laws of various states. The terms and conditions of this rescission offer are described in this prospectus.

       We offer to rescind those sales, at the election of the offeree. We will repurchase the shares for an amount equal to the price paid for the shares, plus accrued interest from the date of issuance of the shares to the date of repurchase. The applicable rates of interest, which are provided by state law and differ for residents of different jurisdictions, are set forth at page 14 under "Rescission Offer". If you have already resold the shares, we offer to pay to you the difference between the price you paid to us for the shares, and the consideration you received on the sale, plus accrued interest.

      The rescission offer will expire at 5:00 p.m. eastern standard time on [insert date 35 days after mailing date].

         REJECTION OF THIS RESCISSION OFFER AND INVESTMENT IN THE COMPANY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT DECISION.

         If you wish to have your shares repurchased, you should complete the attached rescission election form and Transmittal Letter and and return it to the Company according to the instructions on page 15 under the caption "Acceptance or Rejection." If you do not complete and return a form of acceptance or rejection before the expiration of the rescission offer, you will be deemed to have rejected the rescission offer

         We urge you to read this prospectus carefully before acting on this offer. If you have any questions regarding the terms and conditions of this rescission offer, you may call one of our representatives at (732) 872-2703.

         We have not employed any brokers, dealers or underwriters in connection with the rescission offer. No broker's, dealer's or underwriter's commissions, fees or discounts will be paid in connection with this offering. The shares are not listed on any securities exchange or the NASDAQ Stock Market. We are not a reporting company under the Securities and Exchange Act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering, we intend to register under the Exchange Act and to furnish our security holders with annual reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each year.

         The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  Offering price   Commissions and fees     Net proceeds(before expenses)
                  -----------------------------------------------------------------------
Per Share         $0.50-$0.75               -0-                $0.50-$0.75
Total             $1,590,562                -0-                $1,590,562


                 The date of this Prospectus is ________, 2001.

                       STATE LAW NOTICES TO CERTAIN OFFEREES

                           NOTICE TO ALASKA RESIDENTS

                  THIS OFFERING INVOLVES A HIGH DEGREE OF RISK

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES ADMINISTRATOR OF THE STATE OF ALASKA NOR HAS THE ACCURACY NOR ADEQUACY OF THIS PROSPECTUS BEEN PASSED UPON. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           NOTICE TO ARIZONA RESIDENTS

THESE ARE SPECULATIVE SECURITIES.

THESE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, BUT THE FACT OF THE REGISTRATION IS NOT TO BE DEEMED A FINDING BY THE ARIZONA CORPORATION COMMISSION OR THE DIRECTOR OF THE SECURITIES DIVISION THAT THIS PROSPECTUS IS TRUE OR ACCURATE, NOR DOES THE REGISTRATION MEAN THAT THE COMMISSION OR THE DIRECTOR HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

                          NOTICE TO ARKANSAS RESIDENTS

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES ADMINISTRATOR OF THE STATE OF ARKANSAS NOR HAS THE ACCURACY NOR ADEQUACY OF THIS PROSPECTUS BEEN PASSED UPON. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         NOTICE TO CALIFORNIA RESIDENTS

         THIS OFFER OF REPURCHASE HAS BEEN APPROVED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(B) OF THE CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ANY ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY THE SELLER IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST THE SELLER, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.

                               NOTICE TO OHIO RESIDENTS

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED AS AN INVESTMENT FOR ANY OHIO RESIDENT BY THE OHIO DIVISION OF SECURITIES, NOR HAS THE DIVISION PASSED UPON THE ACCURACY OF THIS PROSPECTUS

                           NOTICE TO OREGON RESIDENTS

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES ADMINISTRATOR OF THE STATE OF OREGON NOR HAS THE ACCURACY NOR ADEQUACY OF THIS PROSPECTUS BEEN PASSED UPON. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


Prospectus Summary............................................................ 1
Risk Factors.................................................................. 6
Rescission Offer..............................................................14
Effect of Rescission under various state laws.................................16
Use of Proceeds...............................................................18
Dividend Policy...............................................................19
Capitalization................................................................19
Dilution......................................................................20
Selected Financial Information................................................20
Managements Discussion and Analysis of Financial Condition and Results of
   Operations.................................................................20
Business......................................................................24
Management....................................................................35
Executive Compensation........................................................37
Employment Agreements.........................................................38
Stock Option Plan.............................................................38
Limitation on Director's Liability; Indemnification...........................38
Certain Transactions..........................................................39
Principal Shareholders........................................................39
Description of Capital Stock..................................................39
Transfer Agent................................................................40
Plan of Distribution..........................................................40
Experts.......................................................................40
Shares Eligible for Future Sale...............................................40
Where You Can Find More Information...........................................41

Financial Statements.........................................................F-1

Rescission Election Form and Transmittal Letter........................Exhibit A
Various State Laws.....................................................Exhibit B

                               PROSPECTUS SUMMARY

         This summary discusses certain information contained in this prospectus. It is only a summary, and does not contain all of the information you should take into account when acting on our rescission offer. You should read and review the entire prospectus, including the section entitled "risk factors" and the financial statements and the notes to the financial statements, which appear elsewhere in this prospectus.

THE COMPANY

         We were incorporated in Delaware on October 1, 1999, and our offices are located at 38 Second Avenue, Atlantic Highlands, New Jersey, 07716.

         As we are still in the beginning of our development stage, we have had no operations or revenues. From our inception in October 1999 to June 30, 2000, the close of our fiscal year, our revenues were $0 and our net losses were $301,727. For the nine month period ended March 31, 2001, our revenues were $0 and our losses were $420,827. None of our losses were generated from operations.

         We have entered into an agreement with Tournet, Inc., a software developer to acquire a computer software program and products for use in the travel industry (see Business, page 24). Our proposed business will rely heavily on the Internet, and we expect that it will enable us to combine many travel and related functions.

         Our agreement with Tournet requires them to prepare and supply us with the software we will require in order to operate our business. The agreement is for a period of 12 months, and calls for an initial payment by us of $100,000 followed by monthly maintenance fees of $40,000 per month. Tournet has already developed and made operational its own program which will form the base of our software. However substantial additional programming by Tournet will be required in order to meet the requirements we have established.

         Once our programs are developed and operational, we intend to negotiate access arrangements with existing central reservations systems. We expect that our programs will eventually include access to all of the four largest airline central reservations systems currently in use throughout the travel industry (i.e. Sabre, Worldspan, Apollo, and Amadeus) and to offerings by hotels, resorts, tour operators, cruises, consolidators and others. Although we have not reached or entered into agreements with any central reservations systems or other travel industry participants, we will use our best efforts to do so.

         We believe that our services and products will appeal to the travel/lodging supplier, advertiser, consolidator, travel agent and consumer.

         We intend to market and advertise our travel and travel-related products throughout the world. We intend to license access to our software and database to travel agents, and to market our software and information products to travel agents, consolidators, tour operators, hotels, and other travelindustry participants, as well as to consumers.

DEVELOPMENT AND BUSINESS STRATEGY

         Our proposed software programs and our systems have not been completed. Once we are adequately funded, we expect to complete the acquisition and development of our software programs and systems, and acquire the equipment and hardware necessary to conduct our operations. We expect to be operational within six months after this offering is concluded, provided that a sufficient number of offerees reject this recission offer or we are otherwise able to obtain sufficient funding to enable us to proceed.

         During our development stage, and as we receive sufficient funding, we will:

         o Work with Tournet, Inc. in order to assist in the development, testing and completion of our software programs.

         o Use our best efforts to negotiate and enter into operating arrangements with central reservations systems, cruise operators, consolidators, hotels, resorts and others. We will contact these travel industry participants, and follow that up with discussions and negotiations leading toward the development and implementation of acceptable arrangements. We intend to use our current executive officers, with assistance from our directors and newly hired employees, at minimal expense, to complete this stage of our development. There is no assurance that we will be able to negotiate any such arrangements, or that the expenses and development costs we incur will not be substantially greater than we anticipate.

                  With this and all other stages of our development, we expect that we will be required to educate our potential partners and customers about our programs, products and services, and to meet with and overcome resistance to our proposals and to change.

         o We will begin to attempt to sell licenses to travel agents and others who will use our software and services to book travel and vacation arrangements. This stage of our development will require completion and testing of our software and systems, accompanied by extensive sales efforts to acquaint prospective licensees and others with our programs, services and products. In addition to completion and testing of our software and systems, which we estimate will require us to expend at least $580,0000,

                           -We will need to retain a staff of sales personnel, for which we have budgeted $180,000 for the first 12 months of operations;
                           -We have budgeted $530,000 to cover salaries for the first 12 months of operations;
                           -We have budgeted $380,000 for web maintenance for the first 12 months of operations; and -We have budgeted $230,000 for travel and entertainment expenses during the first 12 months of operations

                  To the extent that we are able to raise additional capital from stock issuances or otherwise, or our revenues and earnings are greater than expected, we expect that most of our budgeted expenditures will increase proportionately. We do not expect to earn any revenues for at least the first six months of operations. There is no assurance that we will be able to negotiate any such arrangements, or that the expenses and costs we incur will not be substantially greater than we anticipate.

         o Once we are up and running with a base of licensees, central reservations systems, cruise operators, consolidators, hotels, resorts, travel agents and others, we will commence our international advertising program, which will be designed to sell licenses throughout the world. This will require us to communicate by telephone, mail, E-Mail, advertisement and in person with travel agents, cruise operators, consolidators, hotels resorts and others throughout the world. Although the precise amount to be spent in this endeavor is uncertain, we expect to budget at least $1,100,000 per year for that purpose. There is no assurance that we will be able to negotiate any such arrangements, or that the expenses and costs we incur will not be substantially greater than we anticipate.

         o Once we are operational, we will continue to upgrade our services and add other products and services. Since we will be operating in a technological environment which is rapidly changing, we will need to continuously monitor and upgrade our products and services to assure that they remain competitive and attractive. We therefore intend to allocate a large part of our resources, possibly more than $3,000,000 per year, to assure that we can remain technologically competitive. There is no assurance that the expenses and costs we incur will not be substantially greater than we anticipate.

RESCISSION OFFER

         From October, 1999 through March, 2000, we raised approximately $1,591,000 from United States investors in offerings of our common stock to United States persons. At the time, we believed that the stock offering was made in accordance with all requirements of law. It turns out, however, that we may have been wrong. After review of numerous questions about the offering raised by counsel, regulators and others, we determined that we were probably in error.

         We now believe that the offer and sale of our securities to United States persons may have violated the Securities Act of 1933 and various other state securities laws. As a result, we are offering to each of the investors who purchased shares in that offering the right to rescind their purchases, and receive a refund of their payment, plus interest. We have entered into a consent order and agreement with the Securities Section of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities, State of Oregon, to that effect.

         In addition, when we conducted our stock offering, we orally advised most, if not all, of the investors of our intent to allow them to reconsider their investments, and to request a refund of their investments in exchange for their shares, for up to eighteen months after they purchased their shares. We intend to honor that commitment, and we have entered into a written agreement to such effect. Since the Offerees purchased shares between October 1999 and March 2000, such eighteen month period has already expired as to some investors, and will expire as to all investors by the end of September, 2001.

         You should read and review this prospectus carefully and thoroughly before deciding whether to accept or reject the rescission offer. If you have any questions regarding the terms and conditions of this rescission offer, you may call one of our representatives at (732) 872-2703.

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER

         All Offerees should complete the form of election set forth on Exhibit A to this prospectus. They must then return it to High-Tech Travel Services Corporation, Attention: Benjamin Callari, President, 38 Second Avenue, Atlantic Highlands, NJ 07716 as soon as practicable. In no event should the election be delivered to the Company later than [insert date 35 days after mailing date] , which is the expiration date of this rescission offer. The election should be completed to indicate whether you accept or reject the rescission offer. If you accept the rescission offer, you will receive a refund of your payment, plus interest. If you reject the rescission offer you will continue to be a shareholder, and your shares will be delivered to you.

         If you have not returned a completed election by the expiration date, you will be conclusively deemed to have rejected the rescission offer, except to the extent applicable state laws provide otherwise. The completed election form may be delivered by hand or by courier service or by mail. The method of delivery of the election form is at your choice and risk. If you desire to make use of the mails to deliver a completed election form, delivery will be deemed to have occurred on the date the election is postmarked.

EFFECT OF REJECTION OF RESCISSION OFFER

         For purposes of applicable federal and state securities laws, if you reject the Rescission Offer you will continue to own your shares, and they will be deemed to be registered shares that are freely tradeable. However, no public market currently exists for our stock, and there can be no assurance that there will be a public market in the future.

         If you reject the rescission offer, you will still have the contractual right to seek rescission of your purchase for up to eighteen months after the date of your purchase. In addition, you will not necessarily be barred from rescission or other rights which you may have under federal or state securities laws. However, federal law does provide that you may, under certain circumstances, lose any rescission rights under Federal securities laws one year from the date of your purchase of the shares. In addition, most state securities laws provide that you may lose any rescission rights by rejecting or failing to respond to a valid rescission offer.

         We do not know how many of the investors will accept the rescission offer. Each rescission which is accepted will reduce the amount of capital available to us, and the rescission process, as well as any related legal proceedings will continue to cause substantial additional expense as well as distraction of management's time and attention from our business.

         Through June 5, 2001, the purchases of 573,034 shares, or about 20% of the original 2,809,402 shares have been rescinded. If the remaining 80% of Offerees reject the rescission offer, and without taking into account any new issuances of shares, we will have 15,849,788 shares of common stock outstanding. If the offer is accepted by all Offerees, we will have 13,613,420 shares of common stock outstanding. In that event, we would have inadequate capital to implement our planned development, unless we are able to raise funds from other sources or drastically downsize our business development plans.

CONSENT ORDER

         On September 13, 2000, we entered into a Consent Order with the Securities Section of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities (DFCS). Under the Consent Order, the Director of the DFCS found that we, as well as our officers and directors, Benjamin Callari, Dennis Weathers and Donald Myatt (the "Respondents") had sold unregistered securities, made sales of securities without a license, and omitted to state material information necessary to make statements not misleading, all in violation of Oregon law. See "Rescission-CONSENT ORDER" at pages 30-31 of this prospectus for a detailed description of the Consent Order.

ESCROW AGREEMENT

         On May 17, 2000, we entered into an escrow agreement with U.S. Bank National Association (U.S. Bank), located at 555 S.W. Oak Street, Plaza 6, Portland, OR 97204, The escrow agreement is captioned "Rescission Escrow Agreement". Under the escrow agreement, we deposited $1,643,463 into an escrow account created at US Bank. See "Rescission- Escrow Agreement" at pages 30-33 of this prospectus for a detailed description of the escrow agreement. See also "Rescission, funding the rescission offer" at page 30 of this prospectus.

         We believe that the amount deposited into the escrow account will be more than sufficient to repurchase all of the shares of those who accept the rescission offer. However, if additional funds are needed, we may take steps, before the rescission offer expires, to obtain additional financing through the issuance of equity securities or otherwise in amounts sufficient to complete the rescission offer.

         Any balance in the escrow account which is not returned to the offerees will be returned to us and used for the development and acquisition of software and for general corporate purposes. See "Risk Factor - "Need for Additional Funds"; and "Use of Proceeds" at pages 7 and 18-19, respectively.


                       SUMMARY OF SELECTED FINANCIAL DATA

         The following table presents a summary of our historical financial data
(i) from the audited financial statements of the Company for the period from inception (October 1, 1999 to June 30, 2000) and (2) from our unaudited financial statements for the nine month period July 1, 2000 through March 31, 2001. This summary should be read in relation to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements and the Notes to the Financial Statements appearing elsewhere in this Prospectus.

                                                              Fiscal         Nine
                                                              Year           Months
                                                              Ended          Ended
                                                              June           March
                                                              30, 2000       31, 2001
STATEMENT OF OPERATIONS DATA:
Revenues..........................................            $        0     $        0
Net Loss from Operations..........................            $ (301,232)    $ (420,827)
Net loss applicable to common shareholders........            $ (301,727)    $ (420,827)
Net loss per common share.........................            $    (0.02)    $    (0.03)
Weighted average number of common shares
  Outstanding                                                 13,191,991     13,604,336



BALANCE SHEET DATA:                                        June 30, 2000    Mar 31, 2001


Total assets (includes sums subject to rescission offer)      $1,931,873     $1,763,648
Liabilities                                                   $   67,353     $  582,009
Stock subject to rescission                                   $1,590,562     $1,406,095
Deficit accumulated during the development stage              $ (301,727)    $ (722,554)
Total stockholders' equity (deficiency)                       $  173,958     $ (224,456)


         On a pro-forma basis, if the Rescission Offer were accepted by all Offerees, the June 30, 2000 and March 31, 2001 balance sheets of High-Tech would be substantially as follows (1):

Total assets                                            $    37,862      $      4,386
Liabilities                                             $   140,538      $    529,707
Deficit accumulated during the development stage        $  (578,361)     $ (1,023,419)
Total stockholders (deficiency)                         $  (102,676)     $   (525,321)

(1) Assuming the remaining 88% of the offerees accepted the rescission offer, we would have to repurchase all of the stock purchased by the offerees with interest. This table depicts how our balance sheet would appear as of June 30, 2000 and March 31, 2001 if all of the offerees money was returned, including interest.

                                  RISK FACTORS

         AN INVESTMENT IN THE COMPANY IS VERY SPECULATIVE. IT INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING A DECISION, YOU SHOULD CONSIDER ALL OF THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

1. WE ARE STILL IN THE DEVELOPMENT STAGE; WE HAVE NO HISTORY OF OPERATIONS; IT REMAINS UNCERTAIN WHETHER WE WILL BECOME OPERATIONAL OR, IF WE DO, WHETHER WE WILL BE SUCCESSFUL.

         o WE ARE STILL A DEVELOPMENT STAGE ENTITY. WE MAY NEVER BECOME OPERATIONAL OR SUCCESSFUL.

         We are a development stage company. We first began raising capital and commenced our development activities in October 1999. Our development was deferred as a result of the need to conduct this rescission offer. We will continue to be in the development stage for the foreseeable future, at least until our software programs are developed, acquired, installed and tested, which is not expected to occur until Fall 2001 at the earliest.

         We may never be able to raise enough capital to permit us to complete our development. If most or all of the Offerees accept this rescission offer, the amount of capital available to us will be reduced or eliminated to the point where we will be unable to commence operations, unless funding can be raised from other sources. Even if we are able to raise what we believe is adequate capital, we may never be able to successfully complete our development and become operational, successful or profitable.

         o WE HAVE NEVER HAD REVENUES OR INCOME, AND THERE IS NO CERTAINTY THAT WE WILL EVER HAVE REVENUES OR INCOME.

         We have not commenced operations, and we have had no operating revenues or income to date. We do not expect any until our development activities are completed and our operations begin, if ever.

         Receipts from sales of securities are expected to be our sole source of cash flow during the rest of 2001. Although we hope to attract significant numbers of licensees, clients and accounts beginning in the Fall of 2001, we don't expect to be able to generate enough revenues to have a positive cash flow before late Fall of 2001 or Winter of 2001-2002. There can be no assurance that we will ever have positive cash flows.

         o WE WILL GENERATE LOSSES DURING OUR DEVELOPMENT AND START-UP PHASES, AND FOR A SIGNIFICANT PERIOD GOING FORWARD.

         During our development and start-up phases, we will have operating losses. Those losses may continue for a long period as we develop our software and begin and grow our operating activities. They will continue until our operations become profitable, if ever.


2. OUR ACCOUNTANTS HAVE PLACED AN EXPLANATORY PARAGRAPH IN THEIR OPINION ON OUR FINANCIAL STATEMENTS, REFLECTING ON OUR ABILITY TO CONTINUE AS A GOING CONCERN WITHOUT ADDITIONAL FUNDING.

         Our independent certified public accountants have included a paragraph in their opinion about our financial statements. The paragraph indicates that continuing development costs, recurring losses and the rescission offer have raised substantial doubt about our ability to continue as a going concern. We can only continue if we raise capital, either by rejection of this rescission offer or otherwise, to finance our development. The financial statements do not include any adjustments that might result if we are unable to raise enough capital to allow us to continue as a going concern.


3. SINCE WE ARE IN THE DEVELOPMENT STAGE, AND WE HAVE NO REVENUES OR INCOME, WE EXPECT TO CONTINUE TO OPERATE AT A CASH FLOW DEFICIENCY. THE DEFICIENCY WILL BE FUNDED, IF AT ALL, THROUGH CAPITAL INVESTMENTS UNLESS AND UNTIL WE BEGIN OPERATING AND EARNING INCOME

         o WE HAVE ENGAGED, AND WILL CONTINUE TO ENGAGE, IN DEVELOPMENT ACTIVITY; THAT WILL REQUIRE US TO INCUR SUBSTANTIAL COSTS AND EXPENSE BEFORE WE ARE ABLE TO EARN ANY REVENUE OR INCOME.

         From the date we were organized we have engaged only in development activities. We have had no operating revenues or income. As at June 30, 2000, we had equity of $173,958, and at March 31, 2001 we had a deficit of $224,456, and that deficit will be increased as we continue to attempt to develop and grow our business. Unless we can obtain monthly sales levels of approximately $1,200,000, the amount we believe will be necessary to fund our working capital needs, we do not expect to be able to continue as a going concern. For the fiscal years 2002 and 2003, research and development expenditures are expected to be more than $1,100,000 and $5,200,000 respectively.

         o WE HAVE GENERATED, AND WE EXPECT TO CONTINUE TO GENERATE, SUBSTANTIAL CASH OUTFLOWS WITHOUT ANY REVENUES OR INCOME

         We forecast that we will have negative cash flows into the third or fourth quarters of fiscal 2002, at which time our operating revenues are expected to be sufficient to cover operating costs and provide positive cash flow. However, there can be no certainty that we will be able to earn revenues as we project, or that our revenues will be sufficient to pay for the cost of operations and fund our expected growth. Also, if we fail to reach our projected sales growth, it could shorten the period during which our available cash will be sufficient to meet our working capital needs. If that occurs, we may be required to raise additional funds through equity sales or loans. There is no assurance that such additional funds would be available to us. As a result, there can be no assurance that we will be successful in funding our working capital and capacity needs.


4. WE HAVE INCURRED RESCISSION LIABILITY, AND IT IS POSSIBLE THAT ADDITIONAL FUNDS WILL BE REQUIRED.

         o DUE TO OUR SALE OF UNREGISTERED SECURITIES, WE HAVE INCURRED SUBSTANTIAL LIABILITY TO CERTAIN OF OUR INVESTORS. ALTHOUGH WE HAVE PLACED ENOUGH FUNDS IN ESCROW TO COVER SUBSTANTIALLY ALL OF THAT LIABILITY, IT IS POSSIBLE THAT MORE FUNDS WILL BE REQUIRED FOR THAT PURPOSE

         We are making a rescission offer to all United States persons who purchased our shares of common stock between October 1, 1999 and March 31, 2000, other than our insiders. If all of the Offerees accept the rescission offer, we will be required to make payments totaling $1,590,562 plus interest from the date of issuance to date of repurchase. As of March 31, 2001, the total accrued interest on the total possible liability was $143,000, net of interest paid to investors who have accepted the rescission of approximately $17,000, and will continue to accrue at the rate of approximately $350 per day.

         o IF SUBSTANTIALLY ALL OF THE OFFEREES ACCEPT OUR RESCISSION OFFER, WE MAY BE FACED WITH THE NEED FOR ADDITIONAL FUNDS.

         We have placed $1,643,463 in escrow with U.S. Bank National Association in order to provide for our potential rescission liabilities (See- "Escrow Agreement" at pages 32-33). As of March 31, 2001, $1,513,608 remained in escrow to cover our rescission liabilities. We expect that the amount on deposit will be more than adequate to cover our rescission liabilities. However, if substantially all of the Offerees accept the rescission offer, more funds may be needed, and we will be required to seek additional capital through equity financing, loans or the sale of assets, to service the rescission offer and to continue our development activities. There can be no assurance that sufficient financing can be obtained on acceptable terms.

         o RESCISSION LIABILITIES MAY CONTINUE PAST THE EXPIRATION OF THE RESCISSION OFFER

         A person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer. It is possible that claims asserting violations of state or federal securities laws will be made even though the rescission offer has been made. Also, there is no assurance that Offerees will not make claims against us for rescission or damages under Federal or state securities laws. Although we believe we would be successful in defending any securities law claims, the assertion of such claims against the Company would result in costly litigation and significant diversions of effort by our management. See "Effect of Rescission Offer" on page 16.

         o OFFEREES WHO REJECT THE RESCISSION OFFER MAY CONTINUE TO HAVE CONTRACTUAL RIGHTS TO A REFUND OF THEIR INVESTMENTS.

         When we sold our securities to the Offerees, we advised them that they would each have the right to change their minds and receive a full refund of their investments, in exchange for their shares, for a period of eighteen months after their purchases were made. We have entered into a written agreement to that effect, and we intend to honor that commitment. As a result, even after the rescission offer expires, the Offerees who did not accept the rescission offer may have the continuing contractual right to a refund of their investments. Therefore, our liability to them will continue for that additional period. Since the offering was made between October 1999 and March 2000, the eighteen month period has expired as to certain offerees and will expire as to all offerees by the end of September 2001.

         o EVEN THOUGH WE HAVE MADE THIS RESCISSION OFFER, IT IS POSSIBLE THAT ENFORCEMENT ACTION COULD BE TAKEN.

         The rescission offer will not prevent the Commission or any state securities commission from pursuing enforcement action or imposing penalties and fines against us with respect to any alleged violations of federal or state securities laws.

         The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. See "Rescission Offer - Effect of Rescission Offer" on page 16 and Note 7 of the Notes to Consolidated Financial Statements.


5. WE WILL CONTINUE TO NEED ADDITIONAL CAPITAL

         o        WE NEED SUBSTANTIAL CAPITAL TO FUND OUR DEVELOPMENT COSTS

         We will need substantial capital to develop and introduce our proposed software and travel services. We will continue to be required to invest in infrastructure and systems development. In addition, we have already encountered cash flow deficits. We expect to continue to do so through at least the third quarter of fiscal year 2002 or longer. Until that time, we expect that our operating revenues will not be enough to cover our operating costs, and that our cash needs can only be met by the proceeds of this offering and with sales of additional shares of common stock. There can be no assurance that we will meet our expectations and generate positive cash flow in the foreseeable future. If we fail to produce expected revenues and cash flow or if additional working capital is required for any other reason, we will be required to obtain additional capital earlier than currently anticipated.

         o OUR NEED FOR CAPITAL WILL BE INCREASED BY ACCEPTANCE OF THE RESCISSION OFFER

         Our need for additional capital also will be affected by the extent to which the rescission offer is accepted, since each acceptance will reduce the amount of capital which will be available to us when the rescission offer is completed. See "Rescission" on pages 30-33. There can be no assurance that we will be able to obtain equity financing when needed or on terms that we find acceptable. Any additional equity financing may cause immediate and substantial dilution to the Company's shareholders.

         o IF WE CAN'T OBTAIN SUFFICIENT FUNDS, OUR DEVELOPMENT MAY BE DELAYED OR CURTAILED, AND WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN.

         If we are not able to obtain enough capital for our capital needs, we will be forced to slow or reduce our development plans, curtail our proposed operations, sell assets or seek extended payment terms from our vendors. Any of the above could have a negative effect on our business, financial condition and results of operations, and could cause us to cease business activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" at pages 22-23.

6. WE HAVE ENTERED INTO A CONSENT ORDER WITH THE OREGON SECURITIES SECTION REQUIRING THAT WE MAKE THIS RESCISSION OFFER

         In March 2000, we received a subpoena from the Securities Section of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities (DFCS). The subpoena related to an inquiry into our offering of common stock. We met with officials of DFCS in May 2000 to respond to the Bureaus concerns and inquiries and resolve the concerns regarding potential violations of securities laws. We believe that we have complied with all requests for information requests from the DFCS.

         As a result of the meetings, we entered into a Consent Order with DFCS. See "Consent Order" and "Escrow Agreement", at pages 30-33.

         We believe that the Rescission Offer, coupled with the escrow agreement, addresses substantially all of the concerns raised by DFCS. While there can be no assurance that such concerns or other issues will not be raised by the Securities and Exchange Commission or by other agencies, we anticipate that upon the completion of the Rescission Offer, DFCS will close its inquiry. See "Consent Order"; "Escrow Agreement" at pages 30-33.

7. WE DEPEND ON A LIMITED NUMBER OF MANAGEMENT PERSONNEL, AND WILL NEED TO HIRE MANY NEW EXECUTIVES AND OTHER EMPLOYEES; OUR NEED TO HIRE AND TRAIN MANY NEW EMPLOYEES COULD RAISE THE RISK OF MANAGING GROWTH

         o        WE HAVE ONLY A FEW MANAGEMENT EMPLOYEES

         Our management resources are limited to a few key executive employees. Our expected growth will place a major strain on our limited management, administrative, operational, financial and technical resources and on our systems and controls. We have only recently been organized and our senior management personnel have not yet worked together.

         o WE WILL BE DEPENDENT ON OUR ABILITY TO FIND, HIRE AND TRAIN MANY NEW EMPLOYEES

         Our growth will be complicated by our need to hire and train many new employees at a time when our operations are just being organized. We will need to hire many new qualified administrative and management employees in all functional areas. Failure to locate, hire and retain them or failure to manage growth properly could have a material adverse effect on our business, financial condition or results of operations. See "Business-- Employees"; "Management - Directors and Officers" and "Management -- Employment Agreements", pages 34, 35, 37, respectively.

         o WE WILL BE DEPENDENT ON THE ABILITIES OF OUR KEY EMPLOYEES, AND THE MARKET FOR OUR KEY EMPLOYEES IS EXPECTED TO BE HIGHLY COMPETITIVE.

        We are and will continue to be highly dependent on the technical and management skills of our existing key employees, including technical, sales, marketing, financial and executive personnel, and on our ability to identify, hire and retain additional skilled personnel. Competition for such personnel is intense and there can be no assurance that we will be able to retain existing personnel or identify or hire additional personnel. The failure to attract and retain the necessary technical, managerial, financial, marketing and customer service personnel could have a material adverse effect on our proposed business, financial condition and results of operations.

         o ANY INABILITY TO HIRE AND KEEP KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

         Our performance will also depend on our ability to retain and motivate our executive officers and key employees, none of whom have worked together. We have entered into employment agreements with Benjamin Callari and Donald Myatt, Jr., two of our senior officers. The inability to hire or keep key personnel could have a material adverse effect on our business, financial condition and results of operations. See "Business-- Employees", "Management - Directors and Officers" and "Management -- Employment Agreements" on pages 34, 35, and 37, respectively.

8. POSSIBLE CHANGES IN MARKET GROWTH OF TRAVEL BUSINESS

         o THE PAST LEVEL OF GROWTH OF MARKET AND DEMAND FOR TRAVEL MAY FAIL TO CONTINUE.

         Although the market and demand for travel services has been growing rapidly, and we believe the market and demand for such services will continue to grow, there can be no assurance of that growth, or as to the extent of any such growth.

         o EVEN IF THERE IS MARKET GROWTH, THERE IS NO ASSURANCE THAT WE WILL BECOME SUCCESSFUL.

         Even if there is continued growth in the use of such services, there can be no assurance that travel agents, consolidators, customers and others will elect to use software providers like us to fulfill their travel and reservation needs. Even if the use of such software and services does continue to grow, there can be no assurance that we will be able to attract any of these users as our customers. See "Business--Competition" at pages 29-30.

9. COMPETITION

         o        THERE IS MUCH COMPETITION IN THE TRAVEL INDUSTRY

         We face a high degree of competition in each of our service areas. Our existing and potential competitors fall into the categories of travel agents, airlines, hotels and other providers, packagers, and Internet travel service providers such as Expedia.com, Travelocity.com, Priceline.com, Orbitz.com and Getthere.com, each of which are well financed and substantially more experienced than we are.

         o THERE IS GROWING COMPETITION IN THE INTERNET SALE OF TRAVEL SERVICES AND PRODUCTS.

         Because of the high rate at which other established and new companies are entering the various business segments, there can be no assurance that existing or additional competitors will not enter markets we propose to serve. Many of these competitors may possess significantly greater financial, marketing, technical and other resources than we do. There can be no assurance that we will be able to compete effectively. In addition, there can be no assurance that potential customers will not elect to use their own equipment or software to fulfill their needs for such services or that they will not elect to use alternatives to our services. See "Business -- Competition" at pages 29-30.

10. OUR INCOME WILL BE DERIVED FROM SHORT TERM ARRANGEMENTS, AND WE HAVE NO EXPECTATION OF LONG-TERM CUSTOMER CONTRACTS

         It is anticipated that much of our income will derive from license fees and other license income. However, these licensee's will be free to deal with our competitors, and substantially all of our services will be performed pursuant to specific one-at-a-time purchase transactions. As a result, there can be no assurance that those who become our customers will continue to use or purchase our services in the future.

11. THE PRICING FOR OUR SERVICES IS SUBJECT TO COMPETITION, AND WE MAY NOT BE ABLE TO CHARGE OR MAINTAIN PROFITABLE PRICING LEVELS.

         Prices for travel and Internet assisted services are hotly competitive and are expected to fall as competition increases. Proposed prices for our proposed services may fall correspondingly. Accordingly, there can be no assurance that we will be able to sustain our current pricing schedule, or that demand for our services will materialize at the prices we would like to charge, or that we will be able to sustain adequate future pricing levels as competitors introduce even more competing services.

12. OUR INDUSTRY WILL ENCOUNTER RAPID TECHNOLOGICAL CHANGE; WE WILL NOT BE OR REMAIN SUCCESSFUL IF WE ARE UNABLE TO KEEP UP WITH THAT CHANGE.

         o WE WILL BE NOT BE SUCCESSFUL UNLESS WE KEEP UP WITH TECHNOLOGICAL CHANGE

         The computer software industry and the related travel service industry are characterized by rapid and continuous technological change, evolving industry standards, emerging competition and frequent new service and other product introductions.

         o        NEW INNOVATIONS BY OTHERS COULD ADVERSELY IMPACT ON OUR
                  BUSINESS

         Future technological advances in software, travel services or the Internet may result in the availability of new services that could compete with the services expected to be provided by us or decreases in the cost of existing services could enable our customers to fulfill their own needs more cost effectively. There can be no assurance that we can successfully identify new service opportunities and develop and bring new products and services to market in a timely and cost- effective manner, or that products, services or technologies developed by others will not render our products, services or technologies noncompetitive or obsolete.

13. OUR BUSINESS WILL BE VULNERABLE TO SOFTWARE AND HARDWARE DEFECTS; POSSIBILITY OF DEVELOPMENT DELAYS

         o        WE WILL BE VULNERABLE TO DEFECTS IN OUR SOFTWARE AND HARDWARE

         The software-based services and equipment we develop may contain undetected errors or failures when introduced or when new versions are released. The systems we are in the process of developing are relatively new and have not been tested in operation. Also, even after thorough testing, errors may be found in our systems after we begin operations.

         o OUR BUSINESS AND PROSPECTS COULD BE SEVERELY DAMAGED IF THERE ARE UNEXPECTED DEVELOPMENT DELAYS.

         There can be no assurance that we will not experience development delays, resulting in delays in market acceptance. If these delays are extensive, there will be a material adverse effect on our Company's business, prospects, financial condition and results of operations.

14. OUR BUSINESS SUCCESS WILL DEPEND ON THE CAPACITY OF THE INTERNET AS AN INFORMATION TRANSMISSION MEDIUM; WE CANNOT BE SURE THAT CONSTRAINTS WILL NOT DEVELOP.

         Our future success will depend, among other things, on our ability to route customers' traffic through the Internet and through wires dedicated solely to our own use and/or partially dedicated wires in which we share the available space on the wires with other entities. We will be required to depend on the viability of the Internet and other bandwidth as a medium for the transmission of information in various forms. To date, we have transmitted only a limited amount of traffic as compared to its growth projections. There can be no assurance that these will prove to be viable communications media or that information transmission will be reliable. There also can be no assurance against the development of capacity constraints that might inhibit efficient information transmission.

15. OUR SUCCESS WILL BE DEPENDENT ON THE CONTINUED GROWTH IN THE USE OF THE INTERNET

         Our future success will depend, among other things, on continued growth in the use of the Internet in order to support the sale and use of our services and products. There can be no assurance that the number of Internet users will continue to grow. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The Internet may not prove to be a viable avenue to transmit communications for a number of reasons. These reasons include:

         o     lack of acceptable security technologies,
         o     lack of access and ease of use,
         o     traffic congestion,
         o     inconsistent quality or speed of service,
         o potentially inadequate development of the necessary infrastructure,
         o     excessive governmental regulation,
         o     uncertainty regarding intellectual property ownership, or
         o lack of timely development and commercialization of performance improvements, including high-speed modems.

16. WE DO NOT HAVE AND DO NOT EXPECT TO OWN PATENTS OR COPYRIGHTS TO PROTECT OUR OPERATING SYSTEM AND SOFTWARE.

         o WE DO NOT HAVE PATENTS OR COPYRIGHTS AND DO NOT EXPECT TO OBTAIN ANY; OTHERS MIGHT BE ABLE TO DUPLICATE OUR SYSTEMS.

          We are developing and plan to acquire much of our own operating system and user software and expect to continue to improve existing applications and develop new applications in the future, both internally and externally . As of the date of this Prospectus, we have not copyrighted or patented any of our software and we rely on non-disclosure agreements and common law rights of protection. There can be no assurance, however, that others will not independently develop superior know-how or obtain access to know-how that we consider proprietary. We may pursue any available patent, copyright, trademark and service mark protection for our business processes, software, and Internet content.

         o WE MAY BE REQUIRED TO SECURE PERMISSION OR LICENSES FROM OTHER TO USE THEIR PATENTS OR PROPRIETARY RIGHTS.

         Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology useful or necessary to our business. The extent to which we may be required to seek licenses under such patents or other proprietary rights of third parties, and the cost or availability of such licenses, cannot now be predicted. See "Business -- Intellectual Property" on page 34.

17. GOVERNMENTAL REGULATION

         o WE MAY BE REQUIRED TO COMPLY WITH THE REGISTRATION AND OTHER REQUIREMENTS OF THE FEDERAL TRADE COMMISSION AND STATES RELATING TO FRANCHISES AND TO TRAVEL AGENCIES.

       The travel industry and the business of franchising is subject to regulation by and registration with the Federal Trade Commission (the "FTC"), and by various state and international regulatory authorities. We intend to license many travel agencies to make use of our services, and it is possible that these will be treated under certain state and Federal laws and by various governmental authorities, as franchises. For the purpose of protecting franchisees, extensive Federal regulations govern the information required to be provided to franchisees, and both state and Federal regulations govern the relationship between a franchisor and franchisee. We intend to comply, to the extent required, with all applicable laws. There can be no assurance that the regulations governing us will not be changed, or interpreted to subject us to more burdensome regulatory requirements that would have a material adverse effect on our business, financial condition and results of operations. Our failure to comply with these requirements could result in expensive litigation, fines, losses and other costs.

         o WE MAY BE REQUIRED TO COMPLY WITH LAWS REGULATING INTERNET CONTENT AND INTERNET SOLICITATION

         Our operations may be subject to federal and state laws regulating the unsolicited transmission of fax and e-mail transmissions for advertisement purposes, and to existing or new laws relating to sexually explicit content, securities laws and other matters. Our policy will be to refrain from transmitting fax and e-mail advertisements except to our own customers and other recipients who have expressed an interest in receiving the transmitted information or otherwise have given their permission to receive such transmissions. We will encourages our customers, licensees and others who use our services to familiarize themselves with the relevant laws and to conduct their businesses in accordance with applicable laws. If we fail to adequately monitor use of our facilities, or if those who use our services cause a violation of such laws and regulations, we could be subject to litigation, fines, losses, costs and possible injunctive and other relief.

18. THERE IS NO PUBLIC MARKET FOR OUR SHARES, AND NONE IS EXPECTED TO DEVELOP.

         There has been no public trading market for our common stock and there can be no assurance that one will develop. Management may attempt to develop a public market in the common stock immediately after the closing of this offering by means of the OTC Bulletin Board ("OTCBB") by engaging market makers in the shares in such a manner that will permit trading. However, there can be no assurance that a market for our common stock will ever develop on the OTCBB or elsewhere. If any market is developed it should be assumed that such market will be highly illiquid, sporadic and volatile.

19. OUR SHARES WILL PROBABLY BE SUBJECT TO PENNY STOCK REGULATION; ACTIVITY AND VALUE OF OUR SHARES MAY THEREFORE BE REDUCED.

         The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's National Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our common stock may be subject to the penny stock rules, and accordingly, investors rejecting this rescission offer may find it difficult to sell their shares, if at all.

20. AFTER COMPLETION OF THE OFFERING, THERE WILL BE CONTINUED CONTROL BY EXISTING MAJORITY SHAREHOLDERS

         About 20% of the purchases of stock subject to this offer have already been rescinded. If the remaining 80% reject the Rescission Offer, Management will own approximately 82% of our common stock. If the rescission offer is fully accepted, Management will own approximately 96% of our common stock. As a result, Management will be able to control our business and affairs, including election of directors and the authorization of other corporate actions requiring shareholder approval. See "Principal Stockholders" on page 39.

21. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO SELL ADDITIONAL SHARES OF STOCK, WHICH WOULD DILUTE THE PERCENTAGE OF OWNERSHIP BY THE EXISTING SHAREHOLDERS.

         Our Board of Directors has the authority to issue up to 50,000,000 shares of Common Stock, See "Description of Capital Stock" on pages 39-40. Assuming the remaining 80% of offerees reject the Rescission Offer, as of June 5, 2001, there were 34,150,212 shares of common stock remaining unissued, all of which could be issued at prices deemed reasonable and appropriate by the Board of Directors. If the Rescission Offer is accepted by all offerees, there would be 36,386,580 shares of common stock remaining unissued. Any new issuance of shares would reduce the percentage of ownership by existing shareholders.

22. THE PRICE OF OUR OFFERING WAS ARBITRARILY DETERMINED

         The offering prices for the issuances of the shares which are the subject of this offering were arbitrarily determined by our management based on their own estimates and determinations of value. Those prices bore no clear relationship to our earnings, assets, book value or any other similar criterion of value. There can be no assurance that if an offeree rejects the rescission offer he will be able to sell his shares in the future, if at all, for a price equal to or higher than the original offering price.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains many forward-looking statements. These forward looking statements are based in our management's current beliefs, projections, estimates and expectations, some or all of which could prove to be in error. Such "forward-looking statements" can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other variations of such words or comparable terminology. Those statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to, among other things: (i) trends affecting the Company's financial condition or results of operations; and (ii) the company's business and growth strategies.

         Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected, expressed, or implied in the forward-looking statements as a result of various factors. The accompanying information contained in this prospectus, including without limitation, the information set forth under the headings "risk factors," "management's discussion and analysis of financial condition and results of operations" and "business," identifies important factors that could cause such differences. Unless otherwise indicated, the information in this prospectus assumes that no offeree receiving the rescission offer exercises his right to rescind.

         AN INVESTMENT IN THE COMPANY IS SPECULATIVE AND THE ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS." BEGINNING ON PAGE 6.

                                RESCISSION OFFER

BACKGROUND

         Beginning in October 1999 and extending through March 2000, we raised $1,590,562 of capital through the sale of the shares which are the subject of this Rescission Offer. The following table sets forth information regarding
         (i)   the states in which the Offerees reside,
         (ii) the aggregate amount of Rescission Securities issued by the Company,
         (iii) the statutory interest rates applicable in such states,
         (iv) the aggregate estimated amount of accrued interest calculated through March 31, 2001, and
         (v) the aggregate estimated amount of liability calculated through March 31, 2001.

 (i)                    (ii)          (iii)        (iv)           (v)
                      Amount                                     Total
                    Subject to      Interest                   Rescission
State               Rescission         Rate      Interest       Liability
-----               ---------         -----    ----------     ------------
Alaska         $    16,800.00           8%     $   1,604     $    18,404
Arizona              9,600.00          10            917          10,517
Arkansas             6,000.00           6            572           6,572
California          59,802.75          10          6,035          65,838
Colorado             5,000.00           8            489           5,489
Ohio                 5,000.00           6            535           5,535
Oregon           1,461,984.25           9        146,891       1,608,875
Washington          26,375.00           8          2,556          28,931
               --------------                  ----------     ------------
      Total    $ 1,590,562.00                  $ 159,599     $ 1,750,161

         Through June 5, 2001, the purchases of 573,034 shares, or 20% of the original 2,809,402 shares subject to the rescission offer have been rescinded, at a total price of approximately $326,000, plus interest of approximately $33,000.

         The sale of shares which are the subject of this offer were not registered under the federal or state securities laws, but were issued on the basis of management's belief that the sales were exempt from the registration requirements of the Securities Act of 1933, on the basis of the exemptions provided by Sections 3(b) and 4(2) of the Securities Act and by various state offering exemptions. However, we now believe that the sales, which were made to U.S., persons, were not eligible for such exemptions from registration. In addition, certain of the sales may have been made to persons who did not receive adequate information regarding us and our financial condition.

         Our failure to register the offering or to provide adequate disclosure to purchasers of the Rescission Securities has resulted in potential liabilities under the Exchange Act and the regulations thereunder. We may have incurred a liability to the holders of the Rescission Securities of a total of $1,590,562 plus interest from the date of issuance. See Note 7 of the Notes to the Consolidated Financial Statements. We have already rescinded share purchases having a total purchase price of approximately $326,000, plus interest.

         We are offering to all U.S. persons who purchased shares in the offering the right to rescind their acquisitions of the Rescission Securities and to receive payment in an amount equal to the price they paid for the issuance of the Rescission Securities, plus interest at the applicable statutory rate in the state in which they reside from the date of issuance (or, if the Rescission Securities have been disposed of at a loss, the difference between the purchase price of such Rescission Securities and the price received upon disposition plus interest at the Statutory Rate from the date of disposition).

         The Rescission Offer is being made in order to limit, so far as may be permitted under applicable federal and state securities laws, our potential liability with respect to the issuances of the Rescission Securities. The Rescission Offer and our entry into the Consent Order are intended to be an admission that we did not comply with the registration provisions of applicable federal and state laws. In addition, they are not intended to be a waiver of any applicable statutes of limitations.

         Notwithstanding the Rescission Offer, or the provisions of the Consent Order, there can be no assurance that we will not be subject to additional penalties or fines relating to securities issuances or that other holders of the Company's securities will not assert or prevail in claims against the Company for rescission or damages under state or federal securities laws. See Note 7 of the Notes to the Consolidated Financial Statements.


ACCEPTANCE OR REJECTION

         Any Offeree may accept or reject the Rescission Offer, in whole but not in part. Acceptance or rejection will be made by completing the appropriate part of the Election Form and Transmittal Letter accompanying this prospectus, signing it, and returning it. An Election Form and Transmittal Letter is attached hereto as EXHIBIT A). When completed and signed, the Election Form and Transmittal Letter should be returned to the Company (Attention: Benjamin Callari, President), 38 Second Avenue, Atlantic Highlands, NJ 07716 as soon as practicable, but in no event should it be delivered to the Company later than [35 days from mailing date] (the "Expiration Date"). The Election Form and Transmittal Letter should be completed to indicate whether the Offeree accepts or rejects the Rescission Offer.

         All acceptances of the Rescission Offer will be deemed to be effective on the Expiration Date and, unless the offer is accepted on or before the Expiration Date, the right to accept the Rescission Offer will terminate. Acceptances or rejections may be revoked in a written notice received by us prior to the Expiration Date. Payment for Rescission Securities as to which the Rescission Offer has been accepted is expected to be made by the Escrow Agent within five business days after the Expiration Date.

         Any Offeree who has not delivered a completed Election Form and Transmittal Letter by the Expiration Date will be conclusively deemed to have rejected the Rescission Offer, except to the extent applicable state laws provide otherwise. See "-- State Law Notices To Certain Offerees".

         The Election Form and Transmittal Letter may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Offeree. If delivery is by mail, delivery will be deemed to have occurred on the date the completed and signed Election Form and Transmittal Letter is postmarked.

OTHER TERMS AND CONDITIONS

         The funds in the Escrow Account will be used to fund the Rescission Offer. The Company will cancel all of the Rescission Securities as to which the Rescission Offer has been properly accepted.

         The Company has not retained, nor does it intend to retain, any person to make solicitations or recommendations to the Offerees in connection with the Rescission Offer. If a fully completed and signed Election Form and Transmittal Letter is not delivered by the Expiration Date by each person actually receiving notice of the Rescission Offer through this prospectus, the Rescission Offer will be deemed to have been rejected by such person, except to the extent applicable state laws provide otherwise.

         Neither we, nor our officers and directors, may make any recommendations to any holders of the Rescission Securities with respect to the Rescission Offer contained in. Each person is urged to read this prospectus carefully and to make an independent evaluation with respect to the Rescission Offer.

         All questions as to the validity, form, eligibility (including time of delivery) and proper completion of the Election Form and Transmittal Letter will be determined by us, which determination will be final and binding. We reserve the absolute right to reject any Election Form and Transmittal Letter not properly completed or if the completed Election Form, in the opinion of our counsel, would be unlawful. We reserve the right to waive any irregularity in the Election Form and Transmittal Letter. Our interpretation of the terms and conditions of the Rescission Offer will be final and binding. We will not be under any duty to give notification of defects in connection with Elections or incur any liability for failure to give such information.

EFFECT OF RESCISSION OFFER

         We have been advised by our counsel that it is unclear whether the Rescission Offer will terminate our liability, if any, for failure to register the issuances of the Rescission Securities under the Securities Act or applicable state and foreign securities laws. A person's right of rescission under federal securities law may, under certain circumstances, survive a rescission offer, while most state securities laws provide that a person may lose any rescission rights by rejecting or failing to respond to a valid rescission offer.

         Generally, the statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year, while under the various state securities laws, the statute of limitations ranges from one to seven years from the date of the transaction. We are also subject to the anti-fraud provisions of applicable securities law or rights under common law or equity in respect to the issuance of the Rescission Securities. Rescission Securities held by Offerees who choose not to accept the Rescission Offer will, for purposes of applicable federal and state securities laws, be registered securities as of the Expiration Date and, unless held by persons who may be deemed to be "affiliates" of the Company, will be freely tradeable in the public market, if such a market develops. Rescission Securities held by affiliates of the Company will be subject to certain restrictions on resale contained in Rule 144 under the Securities Act. See "Shares Eligible for Future Sale" on pages 40-41 for a discussion of Rule 144.

                EFFECT OF RESCISSION UNDER APPLICABLE STATE LAWS

         The statutes in effect in various states may have an impact on the effect of the rescission offer on the rights of offerees residing in those states, as follows:

                                ALASKA RESIDENTS

         Under Section 45.55.930 of the Alaska Securities Act, an Offeree's right to sue under Section 45.55.930 may be lost unless (i) the Offeree accepts the Rescission Offer within 30 days after receipt thereof or (ii) the Offeree no longer owns the securities and failed to reject the offer within 30 days.

         The complete text of the foregoing sections of the Alaska Securities Law is set forth in EXHIBIT B attached hereto.

                                ARIZONA RESIDENTS

         Arizona statutes do not provide that a rescission offer will have an impact on the rights of an offeree.

                               ARKANSAS RESIDENTS

         Under Section 23.42.106 of the Arkansas Securities Act, an Offeree's right to sue under Section 23.42.106 may be lost unless (i) the Offeree accepts the Rescission Offer within 30 days after receipt thereof or (ii) the Offeree no longer owns the securities and failed to reject the offer within 30 days.

         The complete text of the foregoing sections of the Arkansas Securities Law is set forth in EXHIBIT B attached hereto.

                              CALIFORNIA RESIDENTS

         The Company may have incurred liability under Section 25503 by failing to qualify the Subject Securities under Section 25110. If the Company violated
Section 25110, it is liable to the purchasers of such securities for an amount equal to the consideration paid with interest thereon at the legal rate, less the amount of any income received therefrom, upon tender of such security. The Company's liability, if any, may be terminated by this Rescission Offer under
Section 25507(b).

         An Offeree's right of action, if any, under Sections 25500, 25501 and 25502 and under common law, is not necessarily foreclosed by acceptance or rejection of the Rescission Offer.

            Under Section 25534, if the Commissioner determines that the Subject Securities were offered or sold in violation of Section 25110, the Commissioner may, by written order to the Company and the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the Commissioner, restricting the transfer of such securities.

         The complete text of the foregoing sections of the Corporate Securities Law of 1968 is set forth in EXHIBIT B attached hereto.

                              COLORADO RESIDENTS

         Under Section 11-51-604 of the Colorado Securities Act, an Offeree's right to sue under Section 11-51-604 may be lost unless (i) the Offeree accepts the Rescission Offer within 30 days after receipt thereof or (ii) the Offeree no longer owns the securities and failed to reject the offer within 30 days.

         The complete text of the foregoing section of the Colorado Securities Act is set forth in EXHIBIT B attached hereto.

                                 OHIO RESIDENTS

         Under Section 1707.43 of the Ohio Securities Act, an Offeree's right to sue under Section 1707.43 may be lost unless the Offeree accepts the Rescission Offer within 30 days after receipt thereof.

         The complete text of the foregoing section of the Colorado Securities Act is set forth in EXHIBIT B attached hereto.

                                OREGON RESIDENTS

         Under Section 59.125 of the Oregon Securities Law, an Offeree's right to sue under Section 59.115 may be lost unless (i) the Offeree accepts the Rescission Offer within 30 days after receipt thereof and has not been paid the full amount offered or (ii) the Offeree no longer owns the Subject Securities and gives the Company written notice of the inability to tender such securities to the Company.

         The complete text of the foregoing sections of the Oregon Securities Law is set forth in EXHIBIT B attached hereto.

                              WASHINGTON RESIDENTS

         Under Section 21.20.430 of the Washington Securities Law, an Offeree's right to sue under Section 21.20.430 may be lost if the Offeree receives a Rescission Offer.

CONTRACTUAL RESCISSION LIABILITY

         Separate and apart from our rescission liability under federal and state securities laws, we will also be liable to the Offerees for the return of their investments for a period of 18 months from the respective dates of their purchases. That is because, when we conducted our offering, we orally advised most, if not all, of the U.S. investors of our intent to allow them to reconsider their investments, and to request a refund of their investments in exchange for their shares, for up to eighteen months after they purchased their shares. We intend to honor that commitment, and we have contractually agreed to do so in writing, and we do not believe that our commitment will be terminated by the making of this rescission offer. However, since all of the shares purchases which are the subject of this offer were made between October 1999 and March 2000, the eighteen month period has already expired as to many purchasers, and will expire as to all purchasers in September 2001, depending on their respective dates of purchase.

         As such, certain offerees who reject the rescission offer may still have the contractual right to seek rescission of their purchase for up to eighteen months after the date of their purchase.


TRANSACTIONS NOT SUBJECT TO RESCISSION

         Since its inception, the Company has raised capital through the issuance of its securities pursuant to certain transactions which are not subject to the Rescission Offer. The Company believes the issuance or sale of its securities in these transactions was in accordance with applicable federal and state securities laws as transactions not involving a public offering and exempt from registration pursuant to Sections 3(b) or 4(2) of the Securities Act, or pursuant to Regulation S adopted by the Securities and Exchange Commission under such Act. The following summary of the transactions not subject to the Rescission Offer is qualified in its entirety by reference to the descriptions contained in Part II of the Registration Statement of which this Prospectus is a part under the caption, "Transactions Not Subject to Rescission Offer."

         1. In October 1999 the Company issued an aggregate of 13,000,000 shares of Common Stock to its founding shareholders. See "Management -- Certain Transactions" on page 39. At the time of the offering, the Company believed such founding shareholders were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         2. From March 2000 to March 2001, the Company sold 613,420 shares of its common stock to non U.S. persons, under the exemption from registration, provided by Regulation S adopted by the Securities and Exchange Commission, for an aggregate price of $496,798.


                                 USE OF PROCEEDS

         The rescission offer will not result in any proceeds to us, unless and to the extent that Offerees reject the rescission offer. In that case, the escrowed funds will be released to us, and there will be proceeds to us of up to a maximum amount of approximately $1,284,000 plus interest earned thereon, (i.e. $1,643,463, which was deposited by us in escrow less the approximately $359,000 that has been paid out to investors who have rescinded their purchases as of June 5, 2001). The proceeds to us will be $1,232,597 (plus interest) if a total of 75% of the offerees reject the rescission offer, $821,732 (plus interest) if a total of 50% of the offerees reject the rescission offer and $410,866 (plus interest) if a total of 25% of the offerees reject the rescission offer. For any amount less than 75% rejection, all of the proceeds will be used to develop our technological infrastructure.

         We estimate that during fiscal year 2001, the first $1 million of the proceeds will be used for development of our technological infrastructure in order to support growth. The balance of the proceeds will be used, in order of importance, for marketing and brand development, and general corporate purposes, including working capital. We may apply an undetermined portion of the proceeds towards strategic investments or the acquisitions of complementary businesses. Pending such uses, the net proceeds will be invested in short-term, investment grade, interest bearing securities.

                                 DIVIDEND POLICY

         We have not declared or paid cash dividends on its Common Stock to date. The current policy of the Board of Directors is to retain earnings, if any, to provide funds for our operation and expansion of our business. Such policy is expected to continue for the foreseeable future, but will be reviewed by the Board of Directors from time to time in light of, among other things, our earnings and financial position.

                                 CAPITALIZATION


         The following table sets forth the unaudited capitalization of the Company as of March 31, 2001:

Common Stock $.0001 par value, 50,000,000(1)
  shares authorized, 13,613,420 issued and
  outstanding                                                     $       1,361
Additional paid in capital                                              496,737
Accumulated deficit                                                    (722,554)
                                                                  --------------
         Total stockholders' deficiency                           $    (224,456)

         The following table sets forth the unaudited capitalization of the Company as of March 31, 2001, and as adjusted to reflect 88% rejection of the rescission offer, and no additional shareholders (other than those who have done so as of June 5, 2001) reject the rescission offer:

Common Stock $.0001 par value, 50,000,000(1)
  shares authorized, 16,074,755 issued and
  outstanding                                                     $       1,607
Additional paid in capital                                            1,662,137
Accumulated deficit                                                    (640,064)
                                                                  --------------
         Total stockholders' equity                               $   1,023,680

         The following table sets forth the unaudited capitalization of the Company as of March 31, 2001, and as adjusted to reflect total acceptance of the rescission offer:

Common Stock $.0001 par value, 50,000,000(1)
  shares authorized, 13,613,420 issued and
  outstanding                                                     $       1,361
Additional paid in capital                                              496,737
Accumulated deficit                                                  (1,023,419)
                                                                  --------------
         Total stockholders' deficiency                           $    (525,321)


(1) The number of shares of common stock we were authorized to issue was increased to 50,000,000 on October 11, 2000.

(2) See Note 7 of the Notes to the Financial Statements for a discussion regarding the Rescission Offer.

(3) Rejection of the rescission offer means that the Offeree elects to retain his shares.

                                    DILUTION

         As of March 31, 2001, our net tangible book value was $(464,905), or approximately $(0.03) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities divided by the number of outstanding shares. 13,613,420 shares of common stock would have been outstanding if the rescission offer is accepted by all offerees, purchased at an average price of $0.06 per share.

         2,236,368 shares (i.e. the 2,809,402 shares originally sold less the 573,034 shares already rescinded as of June 5, 2001) are subject to this rescission offer. They were purchased at prices between $0.50 and $0.75 per share (i.e. an average of $0.57 per share).

         If the rescission offer is rejected by all of the remaining offerees as of March 31, 2001, the number of outstanding shares would be 16,074,755, purchased at prices between $0.00 and $0.75 per share (i.e. an average of $0.15 per share), our net tangible book value per share as of March 31, 2001 would have been $1,023,680, and the net tangible value per share would be $0.06. Thus, if the rescission offer is rejected there will be an immediate increase in net tangible book value of approximately $0.09 per share to our remaining shareholders and an immediate dilution of an average of 0.51 per share to the offerees who reject the rescission offer. The following table illustrates this per share dilution:


         Average price per share (not including rescission shares)      $0.06

         Tangible book value before the offering                        (0.03)

         Tangible book value per share after the offering                0.06

         Increase per share to other shareholders                        0.09

         Average dilution per share to rejecting offeree                $0.51*

         * Actual dilution varies from approximately $0.69 to $0.41 depending upon actual purchase prices from $.75 to $.50 per share.


                     Number of shares*    investment per share  total investment
                                                                 (Net of cost)
Rescission offerees     2,461,335               $0.57             $1,162,512
Other shareholders     13,613,420               $0.06             $  546,768

* all figures as of March 31, 2001

                         SELECTED FINANCIAL INFORMATION

         The following table presents summary historical data of the Company from the audited financial statements of the Company for the year ended June 30, 2000 and the unaudited financial statements of the Company for the nine months ended March 31, 2001. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

                                          Fiscal Year Ended   Nine Months Ended
                                          June 30, 2000         March 31, 2001
Revenues                                    $          0         $          0
Net Loss                                    $   (301,727)        $   (420,827)

Assets                                      $  1,931,873         $  1,763,648
Liabilities                                 $    167,353         $    582,009
Common Stock Subject to Rescission          $  1,590,562         $  1,406,095
Stockholders' Equity (Deficiency)           $    173,958         $   (224,456)


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following is a discussion of the financial condition and results of operations of the Company for the fiscal year ended year ended June 30, 2000 and the nine month period ended March 31, 2001. It should be read in conjunction with "Selected Financial Information" and the financial statements and the notes thereto included elsewhere in this Prospectus. The following information contains forward- looking statements. For a discussion of certain limitations inherent in such statements, see "Risk Factors -- Forward-Looking Statements" on page 14.

Overview

         We have not engaged in any activity except for the raising of capital and the committed significant resources in developing and enhancing its travel software and technologies. We have entered into an agreement with Tournet, Inc., a software developer to acquire a computer software program and products for use in the travel industry (see "Business" page 24).

         Our agreement with Tournet requires them to prepare and supply us with the software we will require in order to operate our business. The agreement is for a period of 12 months, and calls for an initial payment by us of $100,000 followed by monthly maintenance fees of $40,000 per month. Although Tournet has already developed and made operational its own program which will form the base of our software, substantial additional programming by Tournet will be required in order to meet the requirements we have established.

         From the Company's inception in October 1999, the Company obtained approximately $2 million of start-up capital to develop its business and programs, develop new products and services, begin its marketing and sales efforts, invest in capital expenditures and satisfy its working capital requirements. Approximately $1.6 million of such funds resulted from the sale of the Rescission Securities. The sale of the Rescission Securities created potential securities law liabilities which resulted in the Company's need to make the Rescission Offer. When the Company realized that a potential securities law problem existed, it ceased expending funds raised from the sale of the Rescission Securities, and it still had approximately $1.3 million of such funds available and unexpended. Additional capital of $496,798 was raised through a series of offerings to non-US persons, in transactions which the Company believes were exempt transactions under the provisions of Regulation S adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended. A total of $1,643,463 of such funds was deposited into an escrow account to fund the Company's potential cost of the purchase of the Rescission Securities. See "Rescission Offer--Escrow Agreement" at pages 30-33.

Rescission offer

         The discovery of the possible securities law problem and the resulting need to conduct the Rescission Offer occurred while the Company was beginning to undergo rapid development and internal expansion. That combination of events caused the Company to experience weak and deteriorating financial performance, and to halt development of its proposed software, planning and business operations. The Company continues to be a development stage company and derives no operating revenues or profits, and none are expected for the foreseeable future.

Funding Activities

         We have funded our activities to date primarily from equity financing in the amount of $498,098, not including approximately $1.5 million currently in escrow pursuant to a consent order from the state of Oregon. We will continue to require substantial funding to continue development of activities and to commence marketing efforts. Our capital requirements will depend on many factors, including the problems, delays, expenses and complications frequently encountered by development stage companies; the progress and costs associated with our development of our computer software, future research, marketing or other funding arrangements; the availability of qualified personnel; the success of our sales and marketing programs, and changes in economic, regulatory or competitive conditions of our planned business.

Increasing Expenses

         As we grow, our operating expenses will increase as a result of increased sales and marketing efforts, and the increased general and administrative staff needed to support growth.

Expected Deficit

         As of June 30, 2000 and March 31, 2001, we had remaining capital of $173,958 and $(224,456), respectively. However, we anticipate that we will incur net losses in the near term, and that we will accumulate a substantial deficit before we can expect to earn any profits. The extent of these losses will be contingent, in part, on the amount and rates of growth from our retail travel agent memberships and our on line consumer and business clients. We expect our operating expenses to increase especially in the areas of marketing and brand promotion. To the extent that net revenue does not grow at anticipated rates or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition will be materially and adversely affected.

Revenues and Profits

         Revenues and profits are expected to be derived from commissions, license fees and other charges to travel agents, licensees, airlines, hotels and travel destinations, auto rental agencies, tour packagers, consolidators, consumers and others.

Certain Accounting Policies

         Revenues from services will be recognized as services are performed. Expenditures for travel systems and software, web site maintenance and repairs, which includes research and development, will be charged to expense as incurred. For the fiscal years 2002 and 2003, research and development expenditures are expected to be more than $1.1 million and $5.2 million, respectively.

         Deferred taxes result from temporary differences between the financial statement and income tax bases of assets and liabilities. The Company adjusts the deferred tax asset valuation allowance based on judgments as to future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

Accounting Pronouncements

         Effective for all fiscal years beginning after December 31, 1998, SOP 98-5, "Reporting on the Costs of Start-up Activities," requires all start-up and organizational costs to be expensed as incurred. It also requires all remaining historically capitalized amounts of these costs existing at the date of adoption to be expensed and reported as the cumulative effect of a change in accounting principles. The Company adopted SOP 98-5 in the last quarter of 1999 and it did not have a material effect on its financial statements.

Liquidity and Capital Resources

         As of March 31, 2001 our principal commitments consisted of general and administrative expenses. We have entered into a computer software development contract with an initial payment of $100,000 and web site maintenance fees of $40,000 per month. We anticipate a substantial increase in our capital expenditures and lease commitments consistent with anticipated growth in operations, infrastructure and personnel.

         From our inception, we have financed our operations and expansion primarily through funds raised from investors through several private offerings (approximately $2 million). At June 30, 2000, the Company had a cash position of $39,888 and a net working capital deficit of $127,465. As of March 31, 2001 our cash position was $5,205 with a net working capital deficit of $576,804. In addition, the company has deposited $1,643,463, including interest of approximately $53,000, in an escrow account with a bank in order to fund potential rescission liabilities. As of March 31, 2001, $1,513,608 remained in that account to fund potential rescission liabilities. As of December 31, 2000, approximately $78,000 had been refunded to prior investors; as of March 31, 2001, approximately $184,000 had been refunded; and as of June 5, 2001, approximately $326,000 had been refunded.

         Net cash used in investment activities was $7,435 for the year ended June 30, 2000. These amounts were due primarily to capital expenditures for operating equipment, including computer equipment and software, and furniture and fixtures. We did not use any funds for investment activities for the nine months ended March 31, 2001.

         Net cash provided by financing activities was $180,210 for the fiscal year ended June 30, 2000. For the nine month period ended March 31, 2001 we used $30,074 for financing activities.

         We have not generated any cash flows from operations and they are expected to continue to be insufficient for our cash needs. As of March 31, 2001, our sources of external and internal financing were limited. We do not expect that internal sources of liquidity will improve until operating revenues are generated and, until such time, we will continue to rely on external sources for liquidity. Until we can obtain monthly gross revenues of approximately $1,200,000, which we believe would be sufficient to fund working capital needs, there is uncertainty as to our ability to expand our business and continue as a going concern. There is no assurance that the current working capital will be sufficient to cover cash requirements during that period or to bring us to a positive cash flow position. In addition, lower than expected earnings resulting from adverse economic conditions or otherwise, could restrict our ability to expand our business as planned, and, if severe enough, may shorten the period in which the current working capital may be expected to satisfy our requirements, force curtailed operations, or cause us to sell assets.

         We currently do not have sufficient capital to meet our cash flow requirements over the next 12 months. As a result, we expect to satisfy cash flow shortages with (i) the sale of additional shares of Common Stock in private offerings, and (ii) the remaining proceeds of the Rescission Offer if the aggregate amount required to fund the Rescission Offer is less than $1,513,608.

Results of Operations

         Since inception, we have had no revenues or net earnings.

         From inception, operations have been in the early stages of development. We had no revenues or net earning for the period ended June 30, 2000. We incurred expenses of $301,232, including approximately $143,000 for payroll and payroll taxes, approximately $36,000 for consulting fees and approximately $30,000 for travel expenses. We had a net loss of $301,727 for the fiscal year ended June 30, 2000. For the nine months ended March 31, 2001 we had no revenues and incurred expenses of $420,827 consisting of approximately $156,000 for payroll and payroll taxes, and approximately $200,000 for professional fees. Once we are fully operating, losses at the rate of $650,000 per month are expected to continue through at least December 2001.

         As of June 30, 2000, we had U.S. net operating loss carry forwards for federal income tax purposes of approximately $302,000. As of March 31, 2001 our net operating loss carry forwards were approximately $723,000. There can be no assurance that we will realize the benefit of the net operating loss carry forwards. The federal net operating loss carry forwards will expire beginning in the fiscal year 2006.

         We expect operating results to fluctuate in the future as a result of a variety of factors, many of which are out of our control. These factors include demand for the services we provide on our website, acceptance of electronic commerce and, in particular, booking travel arrangements on the Internet, the amount and timing of capital expenditures and other costs associated with the expansion of our operations, the timing and number of new hires, changes in our pricing model or those of our competitors, engineering or development fees that may be paid for adding a new web site, incurrence of costs relating to general economic conditions, and economic conditions specific to the Internet or all or a portion of the technology market. As a strategic response to changes in the competitive marketplace, we may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial condition. In order to accelerate the promotion of our website and software, we intend to significantly increase our marketing budget, which could materially and adversely affect our business, results of operations and financial condition. Although we do not expect seasonality to affect our business in the near future travel bookings typically increase during the calendar year's first and second quarter in anticipation of summer travel and typically decline during the calendar year's fourth quarter.

                                    BUSINESS

THE COMPANY

         We are currently in the development stage. We were incorporated on October 1, 1999, and our offices are located at 38 Second Avenue, Atlantic Highlands, New Jersey, 07716.

        We plan to develop and implement software products that will enable us to provide our licensees with access to one or more of the large central reservations systems currently in use throughout the travel industry. We believe that our services and products, when developed, will appeal to the travel/lodging supplier, the advertiser, travel agent and consumer. We intend to specialize in the marketing and advertising of all travel and travel-related products in worldwide markets.

         In order to begin to implement our business plan, we prepared software architecture that is designed to form the basis of a software program which will enable travel agents, consumers, tour operators, and business clients to electronically select and book their own vacation and business travel. The software, which is to be written on the basis of our proposed architecture, is intended to be user friendly for both travel professionals and the Internet using public.

         Although we initially intended that the software would be written by in house programmers, we eventually determined that it would be more cost and time effective to contract with a private software company to build the software for us. We chose Tournet Inc. of New York City for that purpose, and Tournet agreed to write and develop the software in accordance with our architecture.

         Tournet indicates that it has been developing its own software infrastructure for an automated travel network since 1983, and that its software system is operational, mature and proven, and automates all aspects of a travel wholesale operation, from reservations to marketing and accounting. Tournet also represents that its existing system works for travel applications for a large number of users. Tournet has agreed to expand and improve its existing system to satisfy our proposed architecture, and to develop and supply us with a modern computerized travel reservations system, capable of running a travel wholesale operation with an interface to all of the major central reservation systems.

         Under the Tournet software development agreement, once we are funded we will pay Tournet an initial fee of $100,000, and then $40,000 per month thereafter. The agreement will expire in twelve months, after which we will be required to either negotiate a new agreement with Tournet, or acquire or develop a different software system.

         Tournet's existing software, which will form the base of our system, is designed to handle complex hotel and airline contracts and to provide prompt tour packaging.

         Tournet has agreed to provide us with a completed automated system, including 15 months of maintenance and support. They are required to provide us with software, designed in accordance with our architecture, capable of providing a web-based travel reservation system for consumers and agents. When completed, the system will provide Air, Hotel, Car Rental and Vacation/Tour bookings, which can be made accessible to consumers and agents for booking. The system will also calculate, store and report on commissions which have been earned.

         The current primary sources for online airline ticket reservations are various databases known as central reservation systems. The majority of all of the airlines in the world list their flight schedules with the four largest central reservation systems. Airline schedules and ticket costs are consistent within each database. The main difference among the central reservation systems is the timeliness with which each of them posts prices and hotel accommodations offered by the various chains and independents. The airlines also have direct online booking capabilities.

         There are many air travel consolidators who purchase bulk volumes of tickets from the airlines at reduced prices, and then offer plane tickets for lower prices when compared to buying the ticket directly from the airline. Our search engine will be designed to search central reservation systems as well as air consolidators for the lowest available fare. As part of Tournet's responsibility, our system will be integrated with at least two of the four major online reservation systems and with air consolidator operations.

         Under our agreement with Tournet, our system is required to have the following features, among others:

FOR CONSUMERS

o AIR TICKETING - this will be basically the same as other major travel sites on the web today.

o EXPRESS AIR RESERVATIONS - will provide the ability to do a quick lookup from the main page.

o HOTEL BOOKING - based on a profile or nearest X-star hotel to the destination airport.

o CAR RENTAL BOOKING - based on a profile or cheapest rate at the destination airport.

o VACATION BOOKING - based on available central reservations system packages.

o MEMBER PROFILE MAINTENANCE - all the information about the consumer, preferences, mileage programs, address and billing information.

o SAVE TRIPS/PLANS FOR LATER UPDATES - this will provide the ability to save issued and non-issued vacation/ticket reservations. The issued reservations could be modified, while the non-issued ones can be held and be updateable while the consumer decides.

o MULTI-LANGUAGE SUPPORT - Will provide ability to build different sites with current software.

FOR TRAVEL AGENTS:

o AIR TICKETING - via one or more central reservations systems, in a display format that is similar to the interface agents currently use.

o VACATION BOOKING - Agents will be able to use on-line and printed brochures along with on-line pricing guides and make reservations through our central reservations system interface.

o HOTEL BOOKING - Information will be supplied based on a profile or nearest x-star hotel to the destination airport.

o CAN RENTAL BOOKING - Information will be supplied based on a profile or lowest fare at the destination airport.

o VACATION BOOKING - Information will be supplied based on available central reservations system packages.

o HOLD TRIP INFORMATION ON THE SYSTEM - the Agent can enter information into a "reservation" record as it becomes available. This will help in collecting consumer information (the form data will be imported into this record), not only for the reservation but also for client management lists.

OTHER FEATURES TO BE AVAILABLE:

o VACATION BOOKING - we will have many different vacation tours that a consumer or agent can examine and book via the site. Consumers will also be able to request a vacation from one of the member agents by simply filling out an on-line form.

o TOUR BOOKINGS - We will be able to update our databases with current tour operators pricing and content.

o WEATHER REPORTS - We will provide a link to available weather reports throughout the world.

o AIRPORT LAYOUTS - We will supply Information useful for connecting flights.

o DESTINATION CITY INFO - We will provide a link to available information.

o TRAVEL TIPS/SECURITY BULLETINS/ETC.- We will provide a link to available information.

o NEWSLETTER - We will make available various types of news letters based on profile

o CHEAPEST FARES - The system will have the capability of determining which reservations system should be used based on which has the lowest fares.

o ROUND-ROBIN - The system will be designed to "round-robin" consumer requests so that all area agents get a chance at potential clients.

o AGENT CALL - We will provide information allowing the consumer to call an agent directly with a tracking "ticket number".

IN ACCORDANCE WITH OUR BUSINESS PLAN, WE WILL ALSO PROVIDE THE FOLLOWING:

         Our hours of operation will be 7 days per week, 24 hours per day.

         There will be a customer call center for agent and consumer support calls.

         Applications will be hosted by Tournet in our NYC hosting center.

         Consumers will be required to sign-in only when they request, in order to allow them to obtain flight information and pricing before sign-in.

         The user will be able to find lower priced fares by inserting "to" and "from" dates for departure/return and possible multiple legs.

         The system will allow search and book functions for air, hotel, car rental and vacation packages

         The system will allow consumers to request a vacation by filling out an on-line form. The information on the form will be sent via e-mail to the next available area agent.

         The system will have a fully functional commission reporting system

         The system will have calendars available with holidays noted

         Tournet has advised that the project can be substantially completed in accordance with the following schedule (broken down by week for the major work) subject to possible delays if a central reservation system we select requires that we be operational before we can connect to their system.

     Description                                                           Start Date
     -----------                                                           ----------
     Hosting service installation setup & connected to the Internet         1st week

     Integration with Extus.com                                             2nd week

     Integration with the first central reservation system                  2nd week

     Integration with another central reservation system          1 month after system is delivered

     Training                                                               5th week


         We have funded our activities to date primarily from equity financing in the amount of $498,098, not including approximately $1.6 million which has been placed in escrow pursuant to a consent order from the state of Oregon. We will continue to require substantial funding to continue development of activities and to commence marketing efforts. Our capital requirements will depend on many factors, including the problems, delays, expenses and complications frequently encountered by development stage companies; the progress and costs associated with our development of our computer software, future research, marketing or other funding arrangements; the availability of qualified personnel; the success of our sales and marketing programs, and changes in economic, regulatory or competitive conditions of our planned business.

         Our development plans cannot proceed unless we are able to raise sufficient funding and earn sufficient revenues to permit us to develop and implement our proposals.

         When we have sufficient funding, we plan to acquire and develop high-speed computer software capable of accessing computer databases and products for the travel industry. Once it is completed, we intend to license and market our computer software and related travel information products to travel agents, consolidators, tour operators, hotels, and other travel industry participants, as well as to consumers.

         We currently plan on charging travel agents a fee of $100 per year for a license to use our system while use of our web site will be free for both consumer, commercial and other travel clients. The retail travel agent, wholesaler, or tour operator would receive consumer leads we expect to generate from our web site. Commission revenues from travel reservations will be recognized when received. Membership fees will be deferred and recognized over the period that service is provided.

         Most airlines have dramatically reduced commissions over the last few years. Today, travel agents, wholesalers and tour operators wrestle with those reduced commissions and the competitive threat of the Internet. Instead of fretting that the web will replace them, many travel agencies are turning to the Internet as a way to enhance their service. As more and more travelers use their personal computers to point and click their way to travel plans, the agencies are easing their way onto the Internet Superhighway to compete.

         We anticipate that this trend will serve to create business for us, because the software packages that we intend to develop will be able to offer the travel agency convenient cost effective access to the airline reservations systems and to other travel-related entities. We also expect to provide consumer leads to our retail travel agent clients and advertise for them throughout a worldwide system, for both business and leisure travel.

         Our proposed business is intended to represent a response to the rapid growth and popularity of e-mail and the Internet as a business medium, and to the increasing ease of its use. Our software package, when completed, is expected to appeal to travel-related service providers, at a low cost, with a wider reach than could be obtained by any single agency web site or central reservation system. Through constant software upgrades and the addition of what we hope will be long-term contractual relationships with major travel suppliers, we intend to be able to deal with the threat of competition.

         We expect our future revenues to be generated from processing travel related transactions, such as booking and ticketing reservations. These revenues will be from retail travel agents booking reservations for their clients through our computer software and from consumers and business customers utilizing that same computer software on our web site. Additional revenues are expected to come from the addition of travel agent memberships to access our computer software program and additional consumer and business clients utilizing our web site.

         In order to increase membership access to our travel reservation system, we intend to seek strategic relationships with vacation and cruise package providers, air consolidators, lodging providers, hotel consolidators, and rental car providers. No assurances can be given as to our ability to integrate any business, product, technologies or personnel that may be acquired in the future, and the failure to do so may have an adverse material effect on our business, results of operations, and financial condition. In addition, there can be no assurance that we will be successful in identifying potential strategic partner candidates.

         As we grow, our operating expenses will increase as a result of increased sales and marketing efforts, and the increased general and administrative staff needed to support growth.

         As of March 31, 2001, we had an accumulated deficit of $722,554. Moreover we anticipate that we will incur net losses in the near term. The extent of these losses will be contingent, in part, on the amount and rates of growth from our retail travel agent memberships and our on line consumer and business clients. We expect our operating expenses to increase, especially in the areas of marketing and brand promotion. To the extent that net revenue does not grow at anticipated rates or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition will be materially and adversely affected.

INDUSTRY BACKGROUND

Growth of the Internet

         The Internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. As of April, 2001, according to Gomez, Inc., 92.7 million adults in the United States are active Internet users and 54.7 million are online travel buyers with an additional 2.9 million consumers who will purchase their first online travel products and services by October, 2001. A Jupiter Consumer Survey conducted in February 2001, reported consumers shopping for travel online almost always researched more than one web site before purchasing.

         Commerce conducted over the Internet is growing. Forrester estimates total Internet commerce could reach approximately $1.2 trillion in 2001 and almost $6.8 trillion by 2004. International Data Corporation (IDC) is less optimistic however, estimating worldwide commerce over the Internet reaching approximately $5.3 trillion by 2005. The Internet's broadly distributed and easily accessible environment creates the ideal foundation for new online marketplaces, which provide increased search efficiency, comprehensive information and competitive pricing. In an online environment, consumers have access to information and software tools that enable them to evaluate and compare product and service offerings, community forums within which to discuss relevant experiences and preferences and tools to complete e-commerce transactions. In addition, suppliers can extend their online marketing reach to a larger base of potential customers and can efficiently target those customers who are most likely to buy their products and services. The Internet brings efficiencies to markets characterized by the presence of large numbers of geographically dispersed buyers and sellers and purchase decisions involving large amounts of information from multiple sources. We believe the travel industry, which demonstrates these characteristics, is especially well suited to benefit from increased Internet and e-commerce adoption.

The Travel Industry

         The travel industry is very large in terms of both dollars spent and number of participants, both travelers and the travel industry employees. According to the United States Department of Commerce (DoC) travel and tourism contributed $3.7 trillion in expenditures, $622 billion in tax revenue, and $157 billion in trade surpluses during the eight years of the Clinton Administration. Additionally, the DoC estimates travel and tourism supported over 57.5 million jobs and 50.9 million international travelers visited the United States.

         IDC estimates the United States online airline ticket sales past the $7 billion mark in 2000 and United States hotel and motel sales were above $2 billion in 2000. IDC states car rentals are expected to pass the $1 billion mark in 2001.

         According to Jupiter, consumers of leisure and unmanaged business travel dollars will use the Internet to research the best travel deals. Jupiter estimates United States consumers booked $14 billion of leisure and unmanaged travel online in 2000 which is expected to grow to $32 billion by 2006.

         The Travel Industry Association of America reports the economic slowdown of 2001 has not decreased the $584 billion travel industry and the travel plans of consumers. Americans will take 147.4 million leisure person-trips during March, April, and May of 2001. This is an expected increase of 1.6% over spring 2000.

         Some people book on the Internet for individual and corporate travel, but still use agents for more complicated group trips and package vacations. Many travelers look for travel information online, but are reluctant to book their own reservations. Customers say there is too much information available online, making it difficult to be certain they are getting the best deal. This is why travel agents are still widely used by the consumer.

         As travel agents are losing market share to the increasing use of the Internet by consumers and business purchasing travel online, the major airlines continue to cap the commissions available to the travel agents. TravelTrade.com states travel agent commissions have decreased by nearly $3 billion from a high of $7.2 billion in 1992 to $4.8 billion in 2000. This trend is expected to continue as the airline industry shifts ticket sales away from agents to non-commission distribution outlets primarily available on the Internet.

         Additionally, according to Jupiter Media Metrix, online business reservations for both the hotel and car rental industries are expected to grab 24% and 12% of the entire market by 2004, respectively.

         Jupiter states that travel agents will have to adapt to growth of the Internet as a factor in business and leisure travel and find a new role, offering support for online travel reservations. This is especially important considering Jupiter predicts business travel bookings to increase from $4 billion in 2000 to $31 billion by 2006, and leisure travel to increase to $32 billion in 2006 from $14 billion in 2000.

         Retail travel agents, wholesalers, and major tour operators will be the main target of the Company's marketing program - a target of some 30,000 agencies in the United States alone, with another 30,000 plus worldwide.

STRATEGY

         We plan to implement new proprietary software and an Internet strategy which is expected to enable us to produce for our clients a computer software program that will combine a variety of functions.

         Our web site, EXTUS.com has been developing into an infrastructure for our computer software program, and thus establishing the architecture for the promotion, distribution, sales and operations of leisure travel products. EXTUS.com's software is based on the Internet as the business medium. Powered by a computer database and Graphical User Interface technology, Microsoft's SQL 7 and VisualStudio, EXTUS.com will be a browser driven travel reservation system. This is expected to be a comprehensive reservation system. We expect the computer system to be able to promptly generate tour packages based on information supplied and requests made by the user, including information and reservations for travel, hotel, auto rental and sightseeing.

TECHNOLOGY

         Using the latest technology from Microsoft, we have contracted for the development and acquisition of a solution that we believe will provide speed, reliability and ease of use. Our systems are intended to be accessible by any one with a standard web browser.

         As the business grows, so will the expected use of our system. As needed, additional hardware can be added to pick up the increased volume. To keep information secure, we plan that all application data will be stored on high-reliability devices that will continue to operate even if there are service outages. Additionally, system monitoring will be performed 24 hours a day, seven days a week to assure continual access.

COMPETITION

         There is expected to be severe competition in the travel industry, both on and off the Internet. Many Companies have vaulted into this new and not-yet established area of the travel business, spending a lot of time and money on their Web sites, and in doing so, they are demonstrating that booking travel via Internet e-commerce can be a viable business. Consolidation in the travel industry is occurring at a rapid pace, on a national level. Mergers and acquisitions are taking place in the travel industry because many of the participants have the same objectives.

         Many travel agents are members of one central reservation system, and have been so for many years. In order for us to be successful, we will need to be able to demonstrate to these and other agencies that they will receive better customer service and more content from us that they will using other systems, and that our system is easier and more convenient to use. We intend to be connected to and provide our agents with prompt access to all four central reservation systems with access to and capability of booking many travel choices.

         We intend to offer a similar system to travel consumers using our Internet "EXTUS.Com" travel web site. Some of the major competitors within the Internet travel industry are the following:

         o        Travelocity.com

         Internet information is primarily accessed from the Sabre CRS (central reservation system). All flights and vacation packages are universally available at the same prices to all agency members who use Sabre information.

         o        Expedia.com

Allows Internet based consumers and travel suppliers to research, buy and sell travel related services.

         o        Priceline.com

         Allows flyers to designate a price they are willing to pay for a flight. Priceline.com then searches the various airline carriers, who sell cheap seats that otherwise might have been left empty, or unlikely to sell at regular prices.

         o        Orbitz.com

         Orbitz.com is a recently announced entry into the online travel business. It is owned, directly or indirectly by five major airlines (Delta, United, American, Continental and Northwest) and provides access to a large quantity of airline, hotel car and other travel information and reservations.

MARKETING

         We plan to assign geographical areas with managers and marketing teams. These managers will be responsible for selling and licensing travel agencies and assisting these agents on an ongoing basis. We will also develop and make available within our Web site, an area where an Agency may register and pay the annual fee by credit card in order to receive a customized software package. A hands-on philosophy with direct contact between our managers and the travel agents will be mandatory.

GOALS

         We have set our sights on becoming a powerful portal and Internet e-commerce site in the world-wide travel industry, with initial focus on the U.S., Europe, Asia and Central and South American markets will be targeted after achieving a major share of the U.S. market.

         Our goals and projections are, of course, based on assumptions made by management. These assumptions include, but are not limited to, managements estimate of the time and cost required to complete our software development, the success of our development efforts, the number of customers we will attract and the expected income therefrom, the corresponding efforts of competitors and the expenses of operation. By their very nature, assumptions and projections are uncertain of attainment. Although we believe that our assumptions and the resulting projections are reasonable and attainable, there can be no assurance of their accuracy, or that the actual results will equal or better those assumptions.

                                   RESCISSION

         We recently completed an offering of our common stock to United States persons in which we raised approximately $1,590,562 from investors. The offering was intended to be a private offering in compliance with all applicable requirements of law. However, as a result of questions raised from counsel, investors and regulators about our compliance with the Securities Act of 1933, as amended, and with various state securities laws, we offered to each of the investors in that offering the right to rescind their purchases, and we have entered into a consent order and agreement with the Bureau of Securities of the State of Oregon to such effect. Several investors have requested a refund of their respective investments and, through June 5, 2001, approximately $326,000 of refunds (plus $33,000 of interest) have been paid to investors from the escrow account. We do not know whether any additional investors will accept the rescission offer, or if so how many will do so, rescission will, of course, reduce the amount of capital available to us, and the rescission process as well as any related legal proceedings may cause added and substantial expense as well as distraction of management's time and attention from our business.

Consent Order

         On September 13, 2000, we entered into a Consent Order with the Securities Section of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities (DFCS). Under the Consent Order, the Director of the DFCS found that High-Tech, as well as Dennis Weathers and High-Tech's officers and directors Benjamin Callari, and Donald Myatt (the "Respondents"), had sold unregistered securities, made sales of securities without a license, and omitted to state material information necessary to make statements not misleading, all in violation of Oregon law. Under the Consent Order,

         o The respondents are prohibited from transacting securities business in violation of Oregon Revised Statutes 59.055 (unregistered sale of securities), Oregon Revised
                  Statutes 59.165 (sale of securities without a license), and Oregon Revised Statutes 59.135 (omitting to state material information necessary to make statements not misleading) or otherwise violating any provisions of the Oregon Securities Laws.

         o The respondents may not use the registration exemptions provided by Oregon Revised Statutes 59.025 or 59.035 unless they notify the Director of their intention at least 15 days in advance and provide an opinion of Oregon counsel that the exemption is available under the circumstances. They may then offer and sell the securities under the exemption unless the Director denies them the use of the exemption within that 15 day period.

         o The Consent Order expressly provides that it does not serve to trigger the disqualifications provisions of OAR 441-054-0130.

         o The Respondents will complete a full refund or make a rescission offer to all remaining investors in High-Tech who have purchased unregistered securities from High-Tech in the United States, except for shares purchased by Benjamin Callari, Donald Myatt and Dennis Weathers (with respect to 5,200 shares he purchased after he became a director of High-Tech).

         o        High-Tech will apply for registration of the rescission offer

         o High-Tech is required to deposit funds into an escrow account in an amount sufficient to complete refunds to all investors, or to repay in full investors who accept the rescission offer, plus provide $25,000 to compensate any unknown investors. That account has been established at U.S. Bank National Association (See -"Escrow Agreement").

         o There will be a 35 day period after the date the rescission offer is mailed to investors for acceptance or rejection of the rescission offer. At the end of that period, High-Tech will prepare disbursement instructions which must be reviewed and approved by the DFCS before disbursement.

         o The Consent order established a time table for registration of the rescission offer, provides that it will be mailed to investors as soon as practicable after it becomes effective, and provides that if any state does not declare it effective , High-Tech will refund all investments made by investors residing in that state.

         o Within 30 days after completion of the rescission offer or refund, High-Tech will file a report identifying the investors repaid, the amount of the repayment and the date of the repayment.

         o High-Tech is required to pay a civil penalty of $20,000 and make a $5,000 contribution to the Oregon Investor Information Program. The penalty and contribution are payable $2,500 on signing of the Consent Order, $2,500 30 days later, and $5,000 each 30 days thereafter until the full $25,000 is paid.

Escrow Agreement

         On May 17, 2000, High-Tech and U.S. Bank National Association (U.S.
Bank), located at 555 S.W. Oak Street, Plaza 6, Portland, OR 97204 entered into an escrow agreement captioned "Rescission Escrow Agreement". The form of the escrow agreement was reviewed and approved by the Director of the Securities Section of the Oregon Department of Consumer and Business Services.

         Pursuant to the escrow agreement,

         o High-Tech deposited $1,643,463 into an escrow account created at U.S. Bank. Under the agreement, all funds will be invested by U.S. Bank in the triple "A" rated First American Prime Obligations Money Fund (Class D). The funds investment advisor and custodian are subsidiaries of U. S. Bank. As of March 31, 2001, the earnings on such escrow account totaled approximately $100,000.

         o High-Tech gave the Director and U. S. Bank a list of all investors who are to receive the rescission offer.

         o High-Tech will deliver to the Director and U.S. Bank copies of the rescission notices, proof of mailing to the investors, and copies of investor responses.

         o U.S. Bank's only obligation is to hold and disburse the funds under the escrow agreement, and it will not be liable for any action or inaction under the escrow agreement if taken in good faith and in the exercise of its best judgement. U.S. Bank may rely on any notice or other document which, in good faith, it believes to be genuine. High-Tech will pay for all fees and expense incurred by U. S. Bank, including any litigation expenses and extraordinary legal fees.

         o High-Tech will indemnify and hold U.S. Bank harmless from all liabilities, costs and expenses, including but not limited to legal fees and court costs, arising under the escrow agreement.

         o High-Tech may determine to refund all investments, in which case High-Tech and the Director will so instruct U.S. Bank, which will then release the funds as so instructed.

         o Upon receipt of investor notices accepting the rescission offer, and corresponding instruction from High-Tech and the Director, U.S. Bank will disburse the funds to the accepting investors.

         o        Any funds not so disbursed will be returned to High-Tech.

         o Unless notified to the contrary, U.S. Bank will consider the addresses of the investors to be the ones contained in the investor list supplied by the Company. If rescission notices are returned to High-Tech, it will use reasonable efforts to locate the investor through other contacts and means.

         o The Director and High-Tech will instruct U. S. Bank to disburse funds to investors who have accepted the rescission offer within 5 business days after the end of the rescission period, and U. S. Band will provide satisfactory proof of disbursement and mailing.

         o High-Tech will pay the fees of U. S. Bank, as well as the cost of mailing and disbursement.

         o        The escrow agreement will terminate at the earlier to occur of
                  (1) 15 business days after the end of the rescission period, unless extended by the parties or (2) full refund of all investor investments.

         o U. S. Bank's fee will be $3,000, unless the escrow agreement is in effect for more than one year, in which case the fee will increase by $1,500 for each year or part of a year it remains in effect.

         o U. S. Bank may resign as escrow agent on thirty days notice, in which case High-Tech will appoint, with the consent of the Director, a new escrow agent.

Funding the Rescission Offer

         In order to fund our potential obligations under the rescission offer, and as required by the Consent Order and the escrow agreement, we deposited $1,643,463 into an interest-bearing escrow account with U. S. Bank (See "Escrow Agreement" on pages 32-33). Those sums will be used, as needed, to purchase shares from those investors who accept the rescission offer. While we believe that the amount deposited into the escrow account will be more than sufficient to repurchase all of the shares of the offerees who accept the rescission offer, if additional funds are needed, we have the right, before the rescission offer expires, to either obtain additional financing through the issuance of equity securities or otherwise, in amounts sufficient to complete the rescission offer.

         Any proceeds in the escrow account which are not to be returned to the offerees will be returned to us and used for the development and acquisition of software and for general corporate purposes. See "Use of Proceeds" on pages 18-19.

         No new proceeds will be received by us from the rescission offer, except to the extent that funds are released to us from the escrow account to the extent offerees reject the rescission offer. Those investors who reject the rescission offer will own freely tradeable shares under the Securities Act. No public market currently exists for any class of our stock, and there is no assurance that there will be a market in the future. See "Shares Eligible for Future Sale" on pages 40-41.

         Approximately 20% of the offerees have rescinded their purchases as of June 5, 2001. Assuming rejection of the rescission offer by all of the remaining offerees, we will have 15,849,788 shares of Common Stock outstanding. As of June 5, 2001, approximately $326,000 (plus interest of approximately $33,000) had been paid out to those investors who requested the return of their investments. That represents about 20% of our outstanding shares of common stock. None of our directors or officers have sought a return of their investments.

         2,809,402 shares of Common Stock were initially subject to the rescission offer, and the aggregate purchase price of all of the shares subject to the rescission offer was $1,590,562. When interest is added, our potential liability, if all investors accept the rescission offer, is estimated to be about $1,750,000. Since we have already repaid approximately $326,000 (plus interest) to investors as of June 5, 2001, in exchange for 573,034 shares, there remain, as of June 5, 2001, 2,236,368 shares subject to the recission offer with a potential liability of about $1,415,000.

         The funds in the escrow account will be disbursed as needed to satisfy the Company's rescission liability to those investors who accept the rescission offer. (See the "Escrow Agreement"). While we believe the amount in escrow will be more than sufficient to repurchase shares from investors who accept the rescission offer, in the event that funds in excess of the amount on deposit in the Escrow Account are needed, we have the right, on or before the expiration date of the rescission offer, to secure additional financing through the issuance of equity securities in amounts sufficient to satisfy our rescission liabilities and complete the rescission offer.

GOVERNMENT REGULATIONS

Government Regulation

         The laws and regulations applicable to the travel industry affect us and our travel agency customers and other suppliers. We must comply with all laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and requiring us to register as a seller of travel, to comply with disclosure requirements and to participate in state restitution funds. In addition, many of our travel agency customers and other suppliers, as well as the computer reservation systems providers, with which we will be connected, are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel agencies, other suppliers and computer reservation systems.

         We must also comply with laws and regulations applicable to businesses, generally, and online commerce specifically. Currently, few laws and regulations apply directly to the Internet and commercial online services. Moreover, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. It is possible that laws and regulations may be adopted to address these and other issues. Further, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services or increase our cost of doing business.

         Federal legislation imposing limitations on the ability of states to impose taxes on Internet-based sales was enacted in 1998. The Internet Tax Freedom Act, as this legislation is known, exempts certain types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible this legislation will not be renewed when it terminates in October 2001. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could decrease the demand for our products and services or increase our cost of operations.

EMPLOYEES

         As of March 31, 2001, we employed only two salaried persons, Benjamin Callari, our President and Chief Executive Officer, and Donald Myatt, Jr., our Vice President and Secretary. As our business grows, we expect to employ executive, sales, marketing, technical and sales personnel to meet out business needs. Our ability to attract and retain highly qualified employees will be important to our success at all levels. We expect to have a policy of using equity-based compensation programs to reward and motivate significant contributors among our employees. Competition for qualified personnel in our industry is expected to be intense.


INTELLECTUAL PROPERTY

         We currently hold no United States or foreign patents. We may regard certain of our computer software as proprietary and will seek to protect such software with common law copyrights, trade secret laws, non-disclosure agreements and other safeguards. There can be no assurance, however, that the steps taken by us to protect our proprietary rights will be adequate or that others will not independently develop technologies similar or superior to ours, or obtain access to our know-how or software codes, concepts, ideas or documentation. Further, there can be no assurance that our non-disclosure agreements with our employees will adequately protect our trade secrets.

PROPERTIES

         We do not own any real property. Our headquarters are located in approximately 400 square feet of leased space in Atlantic Highlands, New Jersey. The lease on the Atlantic Highlands facility is on a month to month basis. We believe our existing facilities are adequate to meet current requirements but that additional space will be required in the near future to house our growing headquarters. We believe that suitable additional space in close proximity to our headquarters will be available as needed to accommodate growth of its operations. It is anticipated that approximately 2,500 square feet of space will be required to house our Internet access facilities and equipment. We expect to locate our main computer facilities in New York City, with a backup facility located in the Seattle, Washington area, and that space will be readily available for those purposes.

INSURANCE

         We maintain insurance covering risks incurred in the ordinary course of business, including general liability, special and business property coverage (including coverage of electronic data processing equipment and media), and business interruption insurance. We believe our insurance coverage is adequate.

CONSULTING AGREEMENTS

         We have entered into a consulting agreement with Hylton Consultancy, Inc., under which the consultant provided to us advice regarding public, investor and Broker-Dealer relations. We paid $263,000 in 2000 for services provided by the consultant. The consulting agreement expired, under its terms, on August 21, 2000, and has not been renewed. None of our officers or directors are affiliated with the consultant.

LEGAL PROCEEDINGS

         We are not a party to any legal proceedings which we believe could have a material adverse effect on us, except for the discussions between us and the Securities Section of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities, which resulted in the Consent Order and the rescission offer contemplated by this prospectus. As a result, we may have rescission liability in connection with the sales of the Rescission Securities. See "Consent Order"; "Rescission Offer" on pages 30-33.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

DIRECTORS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, certain information with regard to our Executive Officers and Directors and their respective ages and positions (ages as of December 31, 2000):

DIRECTORS
---------

Name                              Position                                   Age
----                              --------                                   ---

Donald R. Myatt, Jr.              Chairman, Exec. Vice Pres., Secretary      43

Benjamin Callari                  Vice Chairman, President and               54
                                  Chief Executive Officer
Richard D. Brace                  Director, Treasurer                        57

Adrien Smet                       Director, Vice Pres.                       38

Michael Estill                    Director, Vice Pres.                       37


MANAGEMENT
----------
Donald R. Myatt, Jr. - Executive Vice President, Secretary

Benjamin Callari - President and Chief Executive Officer

Michael Estill - Vice President

Richard D. Brace - Treasurer

Adrien Smet - Vice President

The following information is supplied concerning the Company's executive officers and directors:

DIRECTORS AND OFFICERS
----------------------

DONALD R. MYATT, JR.  43
------------------------
As Vice President of operations, Mr. Myatt had the responsibility of international promotion for a new island resort in the Caribbean near the country of Belize. Mr. Myatt established and set up marketing of the resort throughout the world. Mr. Myatt developed public and charter airline co-o programs to bring visitors to the new property. He designed and implemented an international advertising program, including creation of advertisements and collateral materials, the purchase of media space, as well as promotional and public relations activities to both travel agencies and wholesale tour operators. From 1993 to 1997 he served as president and CEO of International Commodities Exchange, Inc., where he was responsible for obtaining international business loans and then financing various projects. His previous business background includes founding several proprietary processing firms in the precious metals industry, nationwide. Mr. Myatt founded a custom designed boat-manufacturing firm. This firm then expanded into spa manufacturing and other fiberglass-related products on a national basis. Additionally, he expanded operations and, with his associate, designed the first known recreational water slide.


BENJAMIN CALLARI  54
--------------------
In 1979 Mr. Callari founded Retail Wine & Spirits Company in New Jersey. The business grew to become the largest co-op in the State of New Jersey. As president he was responsible for all phases of the business. Eight years later he was asked to become CEO and equity partner of Buy-Rite Retail Merchants of New York City where he managed day-to-day operations for a group of 300 retail stores in New York, New Jersey, Connecticut and Delaware. He built annual sales volume to $250 million; sold licenses and arranged financing. He developed a computerized publishing system for the business that was one of the first. He left to establish an import business for gourmet pastas and a micro-brewery. With his background in finance, he was selected to join one of Canada's foremost investment firms, Burness, LTD., where he specialized in business loans and financing. Mr. Callari received his bachelor Degree in Liberal Arts from St. Peter's College and studied engineering at the New York Institute of technology.

RICHARD D. BRACE  57
--------------------
For the past 25 years, Mr. Brace has been in the securities industry as a registered principal, vice president and branch manager, as well as a wholesale producer of sales of stocks, bonds and mutual funds. At the Putnam Funds, he was responsible for all transfer agency operations and marketing support at the company's Boston office. As an account executive at Merrill Lynch brokerage, he earned top recognition for production. He joined Dean Witter as Regional Vice President of its Intercapital Division, responsible for wholesaling activities at 55 offices in a six-state southern territory. He increased the region's standing from number eight to number two in the nation in less than two years. Mr. Brace served as president of Creative Investment Strategies, Inc., an Orlando securities firm specializing in meeting the investment needs of both individuals and institutions. He is currently an investment consultant specializing in private offerings. He is a Graduate of Atlantic Union College with a Bachelor of Science degree, and a 1967 graduate of Andrews University with an MBA in Accounting and Finance.

ADRIEN SMET  38
---------------
With a varied background in finance, Mr. Smet has experience in international trading and investments. In addition to private banking and investments, he has represented several firms in public investments, including the Royal Bank of Scotland, A.D.I. International of Israel, and N.F.I. of Belgium for high-yield investment programs. Other assignments were for Diamark of Antwerp and Delta Mining Projects of Switzerland. He was born and educated in Belgium with a degree in accounting, specializing in tax and insurance counseling. He was also trained by the Belgium National Bank as a bond trader, stock broker and investment advisor.

MICHAEL H. ESTILL  37
---------------------
Mr. Estill has been in the travel business for more than 15 years, starting in his family's international travel agency. He also has served as a consultant to other travel firms, assisting in upgrading and organizing front and back-office procedures. His experience also includes serving as chapter treasurer and chairman of a variety of committees in travel agency associations, including ASTA (the American Association of Travel Agents) and WESTA (the Western Association of Travel Agencies), a West coast travel distribution association. Mr. Estill majored in mechanical engineering during his four years at the University of California at San Luis Obispo.


DIRECTORS AND DIRECTOR COMPENSATION

         Our Bylaws currently provide for a Board of Directors consisting of at least 3 and no more than 11 members. All directors hold office until the next annual meeting of our stockholders and until their successors have been elected and qualified. Our officers are appointed annually and serve at the discretion of the Board of Directors.

Board of Directors Committees

         We have had no Board committees. However, once this offering is complete we intend to appoint an Audit Committee and a Compensation Committee. Our Audit Committee, will review the results and scope of the audits and other services provided by our independent accountants, and our Compensation Committee, will review and approve the compensation and benefits for our executive officers, administer our stock purchase and stock option plans and makes recommendations to the Board of Directors regarding such matters. Our audit Committee will consist of Donald Myatt, Jr. Adrian Smet and Richard Brace and our Compensation Committee will consist of Benjamin Callari, Adrian Smet and Richard Brace.

Board Compensation

         Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings our directors are not compensated for their services as directors. Directors who are also our employees are eligible to participate in our 2000 Stock Option Plan, but no options have been granted thereunder to the date hereof. After the completion of this offering, we propose to pay to each of our non employee directors $500 for each director or committee meeting attended by them.

                                EXECUTIVE COMPENSATION

         The following table sets forth information with respect to all forms of compensation paid by us to the named individuals for the year ended June 30, 2000.

                                                            Long Term
                                                           Securities
Name and                                                  Compensation
Principal         Fiscal                    Other annual   underlying     All Other
Position           year    Salary    Bonus  compensation   options(1)    Compensation
----------------- ------  ---------  -----  -------------  ----------    ------------
Benjamin Callari   2000    $56,000    -0-       -0-           -0-             -0-
Pres, CEO

Don Myatt, Jr.     2000    $56,000    -0-       -0-           -0-             -0-
V.Pres., Secy

       No other director or executive officer received or earned salary and bonus which exceeded $100,000 during the fiscal year ended June 30, 2000. See "-- Employment Agreements" on page 38 for information regarding the current compensation of certain of the Company's directors and officers.

       (1) No incentive stock options to purchase shares of Common Stock have been granted under the 2000 Stock Option Plan.

                              EMPLOYMENT AGREEMENTS

         We have entered into three year employment agreements with our President and Chief Executive Officer, Benjamin Callari, and our Vice President and Secretary, Donald R. Myatt, Jr. Each agreement calls for a salary of $125,000 per year, beginning July 1, 2000 and provides for a 4 week vacation period. The agreements provide that the employees are entitled to participate in the Company's benefit plans, and provides for the reimbursement of reasonable expenses incurred in our behalf.

                                STOCK OPTION PLAN

         On August 14, 2000, the Board of Directors and a majority of the holders of the Common Stock adopted a 2000 Stock Option Plan (the "2000 Plan").

         The 2000 Plan provides for the granting of stock options ("Options") to our key employees. Within certain limitations provided by the 2000 Plan, such Options may include provisions regarding vesting, exercise price, the amount of each grant and other terms as shall be approved by the Board of Directors or by a committee designated by the Board of Directors. Options granted under the 2000 Plan may be either options that qualify as "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such "incentive stock options" ("Non-qualified Options"). The 2000 Plan, which permits up to 1,000,000 shares of our Common Stock to be issued, terminates on June 30, 2010. The 2000 Plan is administered by the Board or by a Compensation Committee of the Board of Directors, which committee, to the extent required to qualify for certain exemptions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to satisfy the requirements of Section 162(m) of the Code, will at all times consist of at least two non-employee directors. Subject to the terms of the 2000 Plan, the Board of Directors or the Compensation Committee determines the persons to whom Options are granted and the terms and the number of shares covered by each Option. The term of each Option may not exceed ten years from the date the option is granted, or five years in the case of an Incentive Option granted to a holder of more than 10% of our fully-diluted capital stock. Non-qualified Options and Incentive Options may become exercisable six months after the date of grant and may continue to be exercisable, in whole or in part, up to ten years after the date of grant, as determined by the Board of Directors or the Compensation Committee.

         The 2000 Plan provides that all Incentive Options and Non-qualified Options which are not exercisable on the date of termination of an option holder's employment generally expire three months after the optionee ceases to be employed by us; however, the Board of Directors or the Compensation Committee may, in its discretion, permit the holder to exercise unvested options upon such termination. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

         The 2000 Plan contains a provision accelerating the exerciseablity of Options upon the occurrence of specified events, including a merger, consolidation, dissolution or liquidation of the Company. The acceleration of vesting of the Options in the event of a merger or other similar event may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

         No Options to purchase shares of the Common Stock have been granted to under the 2000 Plan.

               LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

         Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages under certain conditions and circumstances. The Certificate of Incorporation of the Company limits the liability of directors of the Company to the Company or its shareholders to the fullest extent permitted by Delaware law. Specifically, no director of the Company will be personally liable to the Company or its shareholders for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute or (iv) any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

         The inclusion of this provision in the Company's Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders. However, such limitation on liabilities does not affect the standard of conduct with which directors must comply, the availability of equitable relief or any causes of action based on federal law.

         The Company's Certificate of Incorporation provides for the indemnification of its current and former officers and directors to the fullest extent permitted by applicable law.

                              CERTAIN TRANSACTIONS

         EXECUTIVE EMPLOYMENT AGREEMENTS. In 2000 the Company entered into employment agreements with each of Benjamin Callari and Donald Myatt, Jr. See "-- Employment Agreements" on page 38.

COMPANY POLICY

         Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will be made or entered into on terms that are no less favorable to the Company than those that could be obtained from an unaffiliated third party. Any such transactions will be approved in advance by a majority of the disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

         Assuming 100% rejection of the Rescission Offer by the remaining offerees, the following table sets forth, as of March 31, 2001, the number of outstanding shares of Common Stock (the Company's only class of voting securities) owned by (i) each person known by the Company to beneficially own more than 5% of its outstanding Class A Common Stock, (ii) each director, (iii) each named executive officer and (iv) all officers and directors as a group.


Name of Beneficial           Shares of common Stock
Owner                        Beneficially Owned              Percent of Class(1)
-------------------------    ----------------------          -------------------

Benjamin Callari             6,500,000                              41%

Donald R. Myatt, Jr.         6,500,000                              41%

--------------
All officers and directors  13,000,000
as a group (5 persons)

(1)  Percentages shown are based upon rejection of the Rescission Offer.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock. The following summary description of certain terms of the capital stock of the Company is qualified in its entirety by reference to the Company's Articles of Incorporation, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Company has authorized 50,000,000 shares of Common Stock, no par value. As of the date of this Prospectus, assuming complete rejection of the Rescission Offer, (after deducting the 573,034 shares which have been returned as of June 5, 2001) 15,849,788 shares of Common Stock will be outstanding. No warrants or options to purchase shares of Common Stock will be outstanding. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Holders of Common Stock have no preemptive rights to acquire new securities issued by the Company and have no rights to convert their Common Stock into any other securities of the Company.

                                 TRANSFER AGENT

         The Transfer Agent and Registrar for the Common Stock Olde Monmouth Stock Transfer Co., Inc., located at 77 Memorial Parkway, Atlantic Highlands, NJ 07716.

                              PLAN OF DISTRIBUTION

         No underwriters, brokers or agents will be retained by us in connection with the making of this offering, and no commissions or fees will be paid to any person or entity in connection therewith, except for the customary fees of our accountants, counsel, transfer agent and other advisors with respect thereto. We will notify each shareholder entitled to receive such rescission offer by ordinary mail, except to the extent such mail is returned as undeliverable, in which case we will attempt to locate and may communicate with such shareholders by other means reasonably designed to bring the rescission offer to their attention.

                                     EXPERTS

         Our financial statements contained in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in its report, have been audited by Amper, Politziner and Mattia, P.A. and are included herein in reliance on its authority as an expert in accounting and auditing in giving said reports.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. As described below, no shares currently outstanding will be available for sale immediately after this offering because of contractual restrictions on resale. Sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and impair our ability to raise equity capital in the future.

         Upon completion of this offering, (assuming rejection of the Rescission Offer), we will have outstanding (after deducting the 573,034 shares which have been returned by investors as of June 5, 2001) 15,849,788 shares of common stock. Of these shares, the 2,236,368 shares subject to this offering will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. In general, affiliates include officers, directors or 10% stockholders.

         The remaining 13,613,420 shares outstanding are "restricted securities" within the meaning of Rule 144. These restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 144(k) promulgated under the Securities Act, which are summarized below. Sales of the restricted securities in the public market, or the availability of these shares for sale, could adversely affect the market price of the common stock.

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o one percent of the number of shares of common stock then outstanding, which (assuming rejection of the Rescission Offer) will equal approximately 158,000 shares immediately after this offering

         o the average weekly trading volume of the common stock during the four calendar weeks preceding the sale

         Sales under Rule 144, including sales by affiliates, must comply with the requirements with respect to manner of sale, notice, and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell these shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         Rule 701, as currently in effect, permits our employees, officers, directors or consultants who purchase shares under a written compensatory plan or contract, if any, to resell these shares in reliance upon Rule 144 but without compliance with specific restrictions. Commencing 90 days after the date of this offering, Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirement and permits non-affiliates to sell these shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144. No shares have been issued by us, to date, under Rule 701.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits and schedules. Statements made in this prospectus concerning the content of any document referred to in this prospectus are not necessarily complete. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved.

         You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. You may obtain copies of all or any part of our registration statement from the Securities and Exchange Commission upon payment of prescribed fees. You may also inspect reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission without charge at a website maintained by the Securities and Exchange Commission at www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)

                       For the Period from October 1, 1999
                      (Date of Inception) to June 30, 2000


                                                                           Page


Independent Auditors' Report                                               F-2

Balance Sheet                                                              F-3

Statement of Operations                                                    F-4

Statement of Changes in Stockholders' Equity                               F-5

Statement of Cash Flows                                                    F-6

Notes to Financial Statements                                            F-7-10

                          Independent Auditors' Report


To the Board of Directors and Stockholders of High-Tech Travel Services Corporation

We have audited the accompanying balance sheet of High-Tech Travel Services Corporation (a Development Stage Company) as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows, for the period from October 1, 1999 (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High-Tech Travel Services Corporation (a Development Stage Company) at June 30, 2000, and the results of its operations and its cash flows for the period from October 1, 1999 (date of inception) to June 30, 2000, then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has losses from operations and has an accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ AMPER, POLITZINER & MATTIA P.A.

August 1, 2000
(except for Note 8,  which is dated August 14, 2000)
Edison, New Jersey

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                                  Balance Sheet
                                  June 30, 2000

                                     Assets

Current asset
    Cash and cash equivalents                                       $    39,888
Property and equipment, net                                               5,948

Restricted cash held subject to recission                             1,645,588

Deferred offering costs, subject to recission                           240,449
                                                                    ------------

                                                                    $ 1,931,873


                      Liabilities and Stockholders' Equity


Current liabilities
    Accrued expenses                                                $   140,538
    Accrued interest subject to recission                                26,815
                                                                    ------------
                                                                        167,353

    Common stock subject to recission                                 1,590,562

Stockholders' equity
    Common stock, $.0001 par value, 25,000,000 shares
     authorized, 13,591,960 issued and outstanding                        1,359
    Additional paid-in capital                                          474,326
    Deficit accumulated during the development stage                   (301,727)
                                                                    ------------
      Total stockholders' equity                                        173,958
                                                                    ------------

                                                                    $ 1,931,873
                                                                    ============

                 See accompanying notes to financial statements.

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                             Statement of Operations
              October 1, 1999 (Date of Inception) to June 30, 2000



Revenues                                                           $          -
                                                                   -------------

Operating expenses
General and administrative                                              299,745
Depreciation expense                                                      1,487
                                                                   -------------
                                                                        301,232

Other expense                                                               495
                                                                   -------------

Net loss                                                           $    301,727
                                                                   =============

Basic and diluted net loss per share                               $       (.02)
                                                                   =============

Shares used in computing basic and
 diluted net loss per share                                          13,191,991
                                                                   =============




                 See accompanying notes to financial statements.


                                          HIGH-TECH TRAVEL SERVICES CORPORATION
                                              (A Development Stage Company)
                                      Statement of Changes in Stockholders' Equity
                            Period from October 1, 1999 (Date of Inception) to June 30, 2000





                                           Common Stock          Additional
                                       Number          Par         Paid-in       Retained
                                      of Shares       Value        Capital       Earnings         Total
                                     -----------   -----------   -----------    -----------    -----------
Balance at October 1, 1999                    -    $        -    $        -     $        -     $        -

Stock issued
    Initial issuance for cash         13,000,000         1,300             -             -          1,300
    Sale of common stock for cash,
     net of costs of $265,624            591,960            59       474,326             -        474,385

    Net loss                                   -             -             -      (301,727)      (301,727)
                                     -----------   -----------   -----------    -----------    -----------

    Balance at June 30, 2000          13,591,960   $     1,359   $   474,326   $  (301,727)   $   173,958
                                     ===========   ===========   ===========   ============   ============



                                      See accompanying notes to financial statements.

                                                          F-5

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                             Statement of Cash Flows
        Period from October 1, 1999 (Date of Inception) to June 30, 2000



Cash flows used from operating activities
     Net loss                                                       $  (301,727)
                                                                    ------------
     Adjustments to reconcile net income
      to net cash provided by operations
       Depreciation                                                       1,487
     Increase in
       Accrued expenses                                                 140,538
       Accrued interest subject to recission                             26,815
                                                                    ------------
         Total adjustments                                              168,840
                                                                    ------------
                                                                       (132,887)
Cash flows used for investing activities
     Purchase of computer equipment                                      (7,435)
                                                                    ------------

Cash flows from financing activities
     Net proceeds from sale of common stock
      to founders                                                         1,300
     Net proceeds from the sale of
      common stock to others                                            474,385
     Net proceeds from the sale of common stock
      subject to recission                                            1,590,562
     Deferred offering costs                                           (240,449)
     Restricted cash held subject to recission                       (1,645,588)
                                                                    ------------
                                                                        180,210

Net increase in cash for the period                                      39,888

Cash - beginning                                                              -
                                                                    ------------

Cash - ending                                                       $    39,888
                                                                    ============

Supplemental disclosure of cash paid
     Interest                                                $                -
     Income taxes                                                             -

                 See accompanying notes to financial statements.

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements


Note 1 - Business and Liquidity
         ----------------------

         High-Tech Travel Services Corporation (the "Company") was incorporated on October 1, 1999, in Delaware. The Company was formed to acquire and develop computer software products for use in the travel industry. To date the Company has devoted the majority of its efforts in raising capital and developing the technology. The Company is in the development stage and, accordingly, the financial statements are presented in a format prescribed for a development stage company.

         The Company has incurred losses in the current period and has an accumulated deficit at June 30, 2000. The Company's sole source of funds to date has been through the sale of securities. Management intends to continue to pursue additional financing through sale of securities and devoting resources to research and development of its technology. Management believes that additional capital will be raised through the sale of its securities, and that the recission offer (see
         Note 7) will be executed and funds in escrow will be released and that sufficient funds will be available to meet its obligations for a twelve month period. However, there can be no assurance that the above will be completed. Without additional capital and resolution of the recission offer, there may be a material adverse effect on the Company's ability to continue as a going concern.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies
         ------------------------------------------
         Use of Estimates
         ----------------
         The preparation of financial statements, in accordance with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results may differ from those estimates.

         Cash Equivalents
         ----------------
         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         Property and Equipment
         ----------------------
         Property and equipment are stated at cost, less accumulated depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which is five years.

         Revenue Recognition
         -------------------
         Revenue when generated from services will be recognized as services are performed.

         Financial Instruments
         ---------------------
         The carrying amounts of financial instruments, including cash and cash equivalents approximated fair value at June 30, 2000, because of the relative short maturity of these instruments.

         Fiscal Year
         -----------
         The Company's fiscal year ends on June 30.

         Loss Per Share
         --------------
         Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of the outstanding options would be reflected in diluted earnings per share (loss) by application of the treasury stock method.

         Income Taxes
         ------------
         The Company uses the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws as they occur.

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements


Note 3 - Restricted Cash
         ---------------
         At June 30, 2000, cash in the amount of $1,645,588 was restricted as to use. The Company entered into a "Recission Escrow Agreement" on May 17, 2000, as required for the recission offer. This cash with a bank has been escrowed in connection with a consent order and agreement (see
         Note 7). The Company believes it is not exposed to any significant credit risk.

Note 4 - Property and Equipment
         ----------------------

                                                              June 30, 2000

              Computer equipment                              $     7,435
              Less accumulated depreciation                         1,487
                                                              ------------
                                                              $     5,948
                                                              ============

Note 5 - Accrued Interest Subject to Recission
         -------------------------------------
         At June 30, 2000, accrued interest subject to recission represents interest earned on the restricted cash.

Note 6 - Income Taxes
         ------------
         Deferred tax attributes resulting from differences between financial accounting amounts and tax basis of assets and liabilities at June 30, 2000, follow:



                                                                  For the Period
                                                                  from Inception
                                                                    (October 1,
                                                                       1999)
                                                                      through
                                                                   June 30,2000
                 Net operating loss
                  carryforward                                     $  121,000
                 Valuation allowance                                 (121,000)
                                                                   -----------

                 Net deferred tax asset                            $        -
                                                                   ==========

         The Company's income tax expense differs from income tax (benefit) computed at the U.S. federal statutory rate due to the valuation allowance on deferred tax assets. The Company's net operating loss carryforwards could be limited in circumstances involving a significant change in equity ownership.

         At June 30, 2000, the Company has net operating loss carryforwards for both federal and state income tax purposes of approximately $302,000. The net operating loss carryforwards will expire beginning in 2006, if not utilized.

Note 7 - Stockholders' Equity
         --------------------
         The Company was initially capitalized in October 1999, with the issuance of 13,000,000 shares of common stock at $0.0001 per share, for a total of $1,300. During the period March 2000 through June 2000, the Company sold 591,960 shares of common stock at $1.25 per share for $474,385, net of costs of $265,624 as follows:

                      Date                                         Shares

                  March 22, 2000                                    412,000
                  March 23, 2000                                    120,000
                  March 26, 2000                                     12,000
                  April 11, 2000                                      5,000
                  May 8, 2000                                         4,500
                  May 9, 2000                                         3,000
                  May 30, 2000                                        7,500
                  June 14, 2000                                      21,960
                  June 16, 2000                                       6,000
                                                                -------------
                                                                    591,960
                                                                =============

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements


Note 7 - Stockholders' Equity - (continued)
         --------------------
         Between October 1, 1999, the date of the Company's inception to March 2000, the Company raised $1,590,562 through the issuance of 2,809,402 shares in an offering of common stock at a range of $0.50 to $0.70 per share. The Company incorrectly believed that the stock offering was made in accordance with all applicable requirements of law, including the Securities Act of 1933, as amended, and with various other federal and state securities laws. The Company has entered into a consent order and agreement with the Bureau of Securities of the State of Oregon, which states that the Company will apply for registration of a recission offer.

         The recission offer requires $1,643,463 to be placed in escrow, which represents the $1,590,562 proceeds from the offering plus an allowance of interest to be paid in the recission, to repurchase the stock of any investor who accepts the offer. The stock will be repurchased for an amount equal to the price paid for the stock plus accrued interest from the date of issuance to the date of repurchase. At June 30, 2000, the total interest that would be paid if all investors have requested recission is approximately $63,000 and no accrual has been made for this amount. There will be a 35-day period after the date the recission offer is mailed to investors for acceptance or rejection of the recission offer. Within 30 days after completion of the recission offer or refund, the Company will file a report to the State of Oregon identifying the investors repaid, the amount of the repayment, and the date of the repayment.

         The Company is required to pay a civil penalty of $20,000 and make a $5,000 contribution to the Oregon Investor Information Program. These amounts have been accrued by the Company since there is a payment schedule starting on the signing of the consent order, which was not signed as of June 30, 2000.

         During February 2000, the Company entered into a consulting agreement with an unrelated third party, for services in connection with the Company's public relations dealings with NASD broker/dealers and investing public. Amounts paid for above service for the period June 30, 2000 was approximately $259,000.

Note 8 - Stock Option Plan
         -----------------
         On August 14, 2000, the Board of Directors and majority of the holders of the Common Stock adopted the Company's 2000 Stock Option Plan (the "2000 Plan").

         The 2000 Plan provides for the granting of stock options ("Options") to key employees of the Company. Within certain limitations provided by the 2000 Plan, such Options may include provisions regarding vesting, exercise price, the amount of each grant and other terms as shall be approved by the Board of Directors or by a committee designated by the Board of Directors. Options granted under the 2000 Plan may be either options that qualify as "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such "incentive stock options" ("Non-qualified Options"). The 2000 Plan, which permits up to 1,000,000 shares of the Company's Common Stock to be issued, terminates on June 30, 2010. The 2000 Plan is administered by the Board or by a Compensation Committee of the Board of Directors, which committee, to the extent required to qualify for certain exemptions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to satisfy the requirements of Section 162
         (m) of the Code, will at all times consist of at least two non-employee directors. Subject to the terms of the 2000 Plan, the Board of Directors or a Compensation Committee determines the persons to whom Options are granted and the terms and the number of shares covered by each Option. The term of each Option may not exceed ten years from the date the option is granted, or five years in the case of an Incentive Option granted to a holder of more than 10% of the fully diluted capital stock of the Company. Non-qualified Options and Incentive Options may become exercisable six months after the date of grant and may continue to be exercisable, in whole or in part, up to ten years after the date of grant, as determined by the Board of Directors or the Compensation Committee.

         The 2000 Plan provides that all Incentive Options and Non-qualified Options which are not exercisable on the date of termination of an option holder's employment generally expire three months after the optionee ceases to be employed by the Company; however, the Board of Directors or the Compensation Committee may, in its discretion, permit the holder to exercise unvested options upon such termination. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements


Note 8 - Stock Option Plan - (continued)
         ------------------
         The 2000 Plan contains a provision accelerating the exerciseablity of Options upon the occurrence of specified events, including a merger, consolidation, dissolution or liquidation of the Company. The acceleration of vesting of the Options in the event of a merger or other similar event may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

         No options have been granted under the 2000 Plan.

                          INDEX TO FINANCIAL STATEMENTS

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)

              For the Nine Months Ended March 31, 2001 (Unaudited)
           and for the Period from October 1, 1999 (Date of Inception)
                          to March 31, 2000 (Unaudited)





                                                                        Page
                                                                        ----

Condensed Balance Sheets                                                F-12

Condensed Statements of Operations                                      F-13

Condensed Statements of Changes in Stockholders' Equity                 F-14

Condensed Statements of Cash Flows                                      F-15

Notes to Financial Statements                                        F-16 - F-19


                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                            Condensed Balance Sheets

                                     Assets

                                                         March 31,      March 31,
                                                           2001           2000
                                                       (Unaudited)     (Unaudited)
                                                       ------------   ------------
Current asset
    Cash and cash equivalents                          $     5,205    $   158,992

Property and equipment, net                                  4,386          6,691

Restricted cash held subject to recission                1,513,608      1,574,958

Deferred offering costs, subject to recission              240,449        200,257
                                                       ------------   ------------

                                                       $ 1,763,648    $ 1,940,898
                                                       ============   ============


                      Liabilities and Stockholders' Equity


Current liabilities
    Accounts payable                                   $   162,968    $         -
    Accrued expenses                                       319,903         94,674
    Accrued interest subject to recission                   82,490         11,952
    Due to shareholders                                     16,648              -
                                                       ------------   ------------
                                                           582,009        106,626

Common stock subject to recission                        1,406,095      1,590,562

Stockholders' equity
    Common stock, $.0001 par value, 50,000,000 and
      25,000,000 shares authorized, 13,613,420 and
      13,544,000 issued and outstanding                      1,361          1,354
    Additional paid-in capital                             496,737        435,950
    Deficit accumulated during the development stage      (722,554)      (193,594)
                                                       ------------   ------------
      Total stockholders' equity                          (224,456)       243,710
                                                       ------------   ------------

                                                       $ 1,763,648    $ 1,940,898
                                                       ============   ============




                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                       Condensed Statements of Operations
              For the Nine Months Ended March 31, 2001 (Unaudited),
 for the Period from Inception (October 1, 1999) through March 31, 2000 (Unaudited), and for the Period from Inception (October 1, 1999) through March 31, 2001 (Unaudited)


                                                                                   Period from                Period from
                                                                                    Inception                  Inception
                                                     For the Nine Months        (October 1, 1999           (October 1, 1999
                                                            Ended                    through                    through
                                                       March 31, 2001            March 31, 2000)            March 31, 2001)
                                                       --------------            ---------------            ---------------
Revenues                                             $               -          $              -          $              -
                                                     ------------------         -----------------         -----------------

Operating expenses
     General and administrative                                419,265                   192,850                   718,787
     Depreciation expense                                        1,562                       744                     3,272
                                                     ------------------         -----------------         -----------------
                                                               420,827                   193,594                   722,059
Other expense                                                        -                         -                       495
                                                     ------------------         -----------------         -----------------

Net loss                                             $         420,827          $        193,594          $        722,554
                                                     ==================         =================         =================

Basic and diluted net loss per share                 $             .03          $            .01          $            .05
                                                     ==================         =================         =================

Shares used in computing basic and
 diluted net loss per share                                 13,604,336                13,045,333                13,397,920
                                                     ==================         =================         =================




                                          HIGH-TECH TRAVEL SERVICES CORPORATION
                                              (A Development Stage Company)
                                 Condensed Statements of Changes in Stockholders' Equity
                            Period from October 1, 1999 (Date of Inception) to June 30, 2000,
                      Period from October 1, 1999 (Date of Inception) to March 31, 2000 (Unaudited)
                                and for the Nine Months Ended March 31, 2001 (Unaudited)

                                                                                          Deficit
                                                                                         Accumulated
                                                      Common Stock         Additional     During the
                                                  Number         Par         Paid-in     Development
                                                 of Shares      Value        Capital        Stage          Total
                                               ------------  ------------  ------------  ------------   ------------
Balance at October 1, 1999                               -   $         -   $         -   $         -    $         -

Stock issued
    Initial issuance for cash                   13,000,000         1,300             -             -          1,300

    Sale of common stock for cash,
     net costs of $244,050                         544,000            54       435,950             -        436,004

Net loss                                                 -             -             -      (193,594)      (193,594)
                                               ------------  ------------  ------------  ------------   ------------

Balance at March 31, 2000 (unaudited)           13,544,000         1,354       435,950      (193,594)       243,710

    Sale of common stock for cash,
     net of costs of $21,574                        47,960             5        38,376             -         38,381

Net loss                                                 -             -             -      (108,133)      (108,133)
                                               ------------  ------------  ------------  ------------   ------------

Balance at June 30, 2000                        13,591,960         1,359       474,326      (301,727)       173,958

Stock issued
    Sale of common stock for cash,
     net of costs of $4,413                         20,460             2        21,161             -         21,163

    Common shares issued related to services         1,000             -         1,250             -          1,250

Net Loss                                                 -             -             -      (420,827)      (420,827)
                                               ------------  ------------  ------------  ------------   ------------

Balance at March 31, 2001 (unaudited)           13,613,420   $     1,361   $   496,737   $  (722,554)   $  (224,456)
                                               ============  ============  ============  ============   ============

                                    See accompanying notes to financial statements.

                                                          F-14


                                          HIGH-TECH TRAVEL SERVICES CORPORATION
                                              (A Development Stage Company)
                                           Condensed Statements of Cash Flows
                                  For the Nine Months Ended March 31, 2001 (Unaudited),
                     for the Period from Inception (October 1, 1999) through March 31, 2000 (Unaudited), and for the Period from Inception (October 1, 1999) through March 31, 2001 (Unaudited)


                                                                                 Period from              Period from
                                                            For the Nine      Inception (October 1,     Inception (October
                                                            Months Ended          1999) through         1, 1999) through
                                                           March 31, 2001        March 31, 2000          March 31, 2001
                                                            (Unaudited)           (Unaudited)             (Unaudited)
                                                          ---------------        ---------------         ---------------
Cash flows used from operating activities
     Net loss                                             $     (420,827)        $     (193,594)         $     (722,554)
                                                          ---------------        ---------------         ---------------
     Adjustments to reconcile net income
      to net cash provided by operations
       Depreciation                                                1,562                    744                   3,049
     Increase in
       Accounts payable                                          162,968                      -                 162,968
       Accrued expenses                                          179,365                 86,069                 319,903
       Accrued interest subject to recission                      55,675                 11,952                  82,490
       Due to shareholders                                        16,648                      -                  16,648
                                                          ---------------        ---------------         --------------
         Total adjustments                                       416,218                 98,765                 585,058
                                                          ---------------        ---------------         --------------
                                                                  (4,609)               (94,829)               (137,496)
                                                          ---------------        ---------------         ---------------
Cash flows used for investing activities
     Purchase of computer equipment                                    -                 (7,435)                 (7,435)
                                                          ---------------        ---------------         ---------------

Cash flows from financing activities
     Net proceeds from sale of common stock
      to founders                                                      -                  1,300                   1,300
     Net proceeds from the sale of
      common stock to others                                      22,413                444,609                 496,798
     Net proceeds from the sale of common
stock subject to recission                                             -              1,590,562               1,590,562
     Net payouts from the sale of common
      stock subject to recission                                (184,467)                     -                (184,467)
     Deferred offering costs                                           -               (200,257)               (240,449)
     Restricted cash held subject to recission                   131,980             (1,574,958)             (1,513,608)
                                                          ---------------        ---------------         ---------------
                                                                 (30,074)               261,256                 150,136
                                                          ---------------        ---------------         --------------

Net increase (decrease) in cash for the period                   (34,683)               158,992                   5,205

Cash - beginning                                                  39,888                      -                       -
                                                          ---------------        ---------------         --------------

Cash - ending                                             $        5,205         $      158,992          $        5,205
                                                          ===============        ===============         ==============

Supplemental disclosure of cash paid
     Interest                                             $            -         $            -          $            -
     Income taxes                                                      -                      -                       -

                                    See accompanying notes to financial statements.

                                                          F-15

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
       (Information for the Nine Months Ended March 31, 2001, and for the Period from Inception (October 1, 1999) to March 31, 2000 is Unaudited)


Note 1 - Business and Liquidity
         ----------------------
         High-Tech Travel Services Corporation (the "Company") was incorporated on October 1, 1999, in Delaware. The Company was formed to acquire and develop computer software products for use in the travel industry. To date the Company has devoted the majority of its efforts in raising capital and developing the technology. The Company is in the development stage and, accordingly, the financial statements are presented in a format prescribed for a development stage company.

         The Company has incurred losses in the current period and has an accumulated deficit at March 31, 2001 and March 31, 2000. The Company's sole source of funds to date has been through the sale of securities. Management intends to continue to pursue additional financing through sale of securities and devoting resources to research and development of its technology. Management believes that additional capital will be raised through the sale of its securities, and that the recission offer (see Note 7) will be executed and funds in escrow will be released and that sufficient funds will be available to meet its obligations for a twelve month period. However, there can be no assurance that the above will be completed. Without additional capital and resolution of the recission offer, there may be a material adverse effect on the Company's ability to continue as a going concern.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies
         ------------------------------------------
         Use of Estimates
         ----------------
         The preparation of financial statements, in accordance with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results may differ from those estimates.

         Cash Equivalents
         ----------------
         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         Property and Equipment
         ----------------------
         Property and equipment are stated at cost, less accumulated depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which is five years.

         Revenue Recognition
         -------------------
         Revenue when generated, from services will be recognized as services are performed.

         Financial Instruments
         ---------------------
         The carrying amounts of financial instruments, including cash and cash equivalents approximated fair value at March 31, 2001 and March 31, 2000 because of the relative short maturity of these instruments.

         Fiscal Year
         -----------
         The Company's fiscal year ends on June 30.

         Loss Per Share
         --------------
         Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of the outstanding options would be reflected in diluted earnings per share (loss) by application of the treasury stock method.

         Income Taxes
         ------------
         The Company uses the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws as they occur.

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
       (Information for the Nine Months Ended March 31, 2001, and for the Period from Inception (October 1, 1999) to March 31, 2000 is Unaudited)


Note 3 - Restricted Cash
         ---------------
         At March 31, 2001 and March 31, 2000, cash in the amount of $1,513,608 and $1,574,958 was restricted as to use. The Company entered into a "Recission Escrow Agreement" on May 17, 2000, as required for the recission offer. The March 31, 2000 restricted cash amount of $1,574,958 is reflected as if the subsequent "Recission Escrow Agreement" was in force. This cash with a bank has been escrowed in connection with a consent order and agreement (see Note 7). The Company believes it is not exposed to any significant credit risk.

         As of March 31, 2001, the Company has paid to investors who have requested recission approximately $202,000, of which approximately $185,000 represents the amount paid for the stock and approximately $17,000 in interest.

Note 4 - Property and Equipment
         ----------------------

                                                    March 31, 2001    March 31, 2000
                                                     (Unaudited)        (Unaudited)
                                                     -----------        -----------
                Computer equipment                   $   7,435          $   7,435
                Less accumulated depreciation            3,049                744
                                                     ----------         ----------
                                                     $   4,386          $   6,691
                                                     ==========         ===========

Note 5 - Accrued Interest Subject to Recission
         -------------------------------------
         At March 31, 2001 and 2000, accrued interest subject to recission represents interest earned on the restricted cash, less interest paid on stock purchases rescinded to date of approximately $17,000 and $-0-, respectively.

Note 6 - Income Taxes
         ------------
         Deferred tax attributes resulting from differences between financial accounting amounts and tax basis of assets and liabilities at March 31, 2001 and 2000, follow:

                                                                               For the Period
                                                                               from Inception
                                                               For the Nine      (October 1,
                                                               Months Ended    1999) to March
                                                               March 31, 2001      31, 2000
                                                               (Unaudited)       (Unaudited)
                                                               -------------   -------------
                 Net operating loss
                  carryforward                                 $  289,000        $   77,000
                 Valuation allowance                             (289,000)          (77,000)
                                                               -----------       -----------

                 Net deferred tax asset                        $        -        $        -
                                                               ===========       ===========

         The Company's income tax expense differs from income tax (benefit) computed at the U.S. federal statutory rate due to the valuation allowance on deferred tax assets. The Company's net operating loss carryforwards could be limited in circumstances involving a significant change in equity ownership.

         At March 31, 2001 and March 31, 2000, the Company has net operating loss carryforwards for both federal and state income tax purposes of approximately $723,000 and $194,000, respectively. The net operating loss carryforwards will expire beginning in 2006, if not utilized.

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
       (Information for the Nine Months Ended March 31, 2001, and for the Period from Inception (October 1, 1999) to March 31, 2000 is Unaudited)


Note 7 - Stockholders' Equity
         --------------------
         The Company was initially capitalized in October 1999, with the issuance of 13,000,000 shares of common stock at $0.0001 per share, for a total of $1,300. During the period March 2000 through June 2000, the Company sold 591,960 shares of common stock at $1.25 per share for $474,385, net of costs of $265,624 as follows:

                      Date                                       Shares
                      ----                                       ------

                  March 22, 2000                                 412,000
                  March 23, 2000                                 120,000
                  March 26, 2000                                  12,000
                  April 11, 2000                                   5,000
                  May 8, 2000                                      4,500
                  May 9, 2000                                      3,000
                  May 30, 2000                                     7,500
                  June 14, 2000                                   21,960
                  June 16, 2000                                    6,000
                                                               ----------
                                                                 591,960
                                                               ==========

         On July 19, 2000 and September 1, 2000, the Company sold 5,000 shares on each date for an aggregate of 10,000 shares of common stock at $1.25 per share for $8,088, net of costs of $4,413. On October 11, 2000, the Company amended its certificate of incorporation whereby the numbers of authorized shares of common stock have been increased from 25,000,000 to 50,000,000. On January 2, 2001, the Company sold 10,460 shares of common stock for $13,074.

         Between October 1, 1999, the date of the Company's inception to March 2000, the Company raised $1,590,562 through the issuance of 2,809,402 shares in an offering of common stock at a range of $0.50 to $0.70 per share. The Company incorrectly believed that the stock offering was made in accordance with all applicable requirements of law, including the Securities Act of 1933, as amended, and with various other federal and state securities laws. The Company has entered into a consent order and agreement with the Bureau of Securities of the State of Oregon, which states that the Company will apply for registration of a recission offer.

         The recission offer requires $1,643,463 to be placed in escrow, which represents the $1,590,562 proceeds from the offering plus an allowance of interest to be paid in the recission, to repurchase the stock of any investor who accepts the offer. The stock will be repurchased for an amount equal to the price paid for the stock plus accrued interest from the date of issuance to the date of repurchase. At March 31, 2001, total interest that would be paid if all investors have requested recission, is approximately $143,000, net of interest paid to date to investors who have accepted the recission of approximately $17,000, and no accrual has been made for this amount. There will be a 35-day period after the date the recission offer is mailed to investors for acceptance or rejection of the recission offer. Within 30 days after completion of the recission offer or refund, the Company will file a report to the State of Oregon identifying the investors repaid, the amount of the repayment, and the date of the repayment.

         The Company is required to pay a civil penalty of $20,000 and make a $5,000 contribution to the Oregon Investor Information Program. These amounts have been accrued by the Company since there is a payment schedule starting on the signing of the consent order, which was signed on September 13, 2000. $22,500 of these penalties were paid as of March 31, 2001, as required by the consent order.

         During February 2000, the Company entered into a consulting agreement with an unrelated third party, for services in connection with the Company's public relations dealings with NASD broker/dealers and investing public. Amounts paid for above service for the period March 31, 2001 and June 30, 2000, were approximately $4,000 and $259,000, respectively.

Note 8 - Stock Option Plan
         -----------------
         On August 14, 2000, the Board of Directors and majority of the holders of the Common Stock adopted the Company's 2000 Stock Option Plan (the "2000 Plan").

         The 2000 Plan provides for the granting of stock options ("Options") to key employees of the Company. Within certain limitations provided by the 2000 Plan, such Options may include provisions regarding vesting, exercise price, the amount of each grant and other terms as shall be approved by the Board of Directors or by a committee designated by the Board of Directors. Options granted under the 2000 Plan may be either options that qualify as "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such "incentive stock options" ("Non-qualified Options"). The 2000 Plan, which permits up to 1,000,000 shares of the Company's Common Stock to be issued, terminates on June 30, 2010. The 2000 Plan is administered by the Board or by a Compensation Committee of the Board of Directors, which committee, to the extent required to qualify for certain exemptions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and , to satisfy the requirements of Section 162
         (m) of the Code, will at all times consist of at least two non-employee

         -----------------
         directors. Subject to the terms of the 2000 Plan, the Board of Directors or a Compensation Committee determines the persons to whom Options are granted and the terms and the number of shares covered by each Option. The term of each Option may not exceed ten years from the date the option is granted, or five years in the case of an Incentive Option granted to a holder of more than 10% of the fully diluted capital stock of the Company. Non-qualified Options and Incentive Options may become exercisable six months after the date of grant and may continue to be exercisable, in whole or in part, up to ten years after the date of grant, as determined by the Board of Directors or the Compensation Committee.

         The 2000 Plan provides that all Incentive Options and Non-qualified Options which are not exercisable on the date of termination of an option holder's employment generally expire three months after the optionee ceases to be employed by the Company; however, the Board of Directors or the Compensation Committee may, in its discretion, permit the holder to exercise unvested options upon such termination. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

         The 2000 Plan contains a provision accelerating the exerciseablity of Options upon the occurrence of specified events, including a merger, consolidation, dissolution or liquidation of the Company. The acceleration of vesting of the Options in the event of a merger or other similar event may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

         No options have been granted under the 2000 Plan.

Note 9 - Subsequent Event
         ----------------
         For the period April 1, 2001 through June 5, 2001, the Company has paid to investors who have requested recissions a total of approximately $158,000, of which approximately $142,000 represents the amount paid for the stock and approximately $16,000 in interest (see Note 3).

                                    Exhibit A


                                  ELECTION FORM
                                       AND
                              LETTER OF TRANSMITTAL

                      HIGH TECH TRAVEL SERVICES CORPORATION

--------------------------------------------------------------------------------

                      NAME AND ADDRESS OF HOLDER OF OPTION

Fill in your phone number, and if there is any error in the name or address shown below, please make the necessary corrections at the right.
                                                             Daytime Phone (   )
-------------------------------------------------------------------------------


                                           -------------------------------------
                                           Print Name (if incorrect at the left)


                                           -------------------------------------
                                               ---------------------------------
                                               ---------------------------------
                                               Address of Offeree (if incorrect
                                               at the left)


--------------------------------------------------------------------------------
The Rescission Offer will expire at 4:00 p.m. New York time on _______________, 2001 (the "Expiration Date"). If you wish to accept the Rescission Offer in whole or part, this Letter of Transmittal must be completed, signed, and submitted to High Tech Travel Services Corporation at the following addresses, and received no later than 4:00 p.m. New York Time on the Expiration Date:

High Tech Travel Services Corporation
38 Second Avenue
Atlantic Highlands, NJ 07716
Attn: Benjamin Callari

                       TELEPHONE INQUIRIES: 1-732-872-2703

     The method of delivery is at the option and risk of the holder of the option. Delivery will be deemed effective only when received. If the Letter of Transmittal is sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope with the address for mail deliveries is enclosed.

     Any acceptance or rejection of the Rescission Offer, in whole or in part, may be withdrawn at any time prior to 4:00 p.m. New York time on the Expiration Date by (i) sending a letter of withdrawal to High Tech Travel Services Corporation, 38 Second Avenue, Atlantic Highlands, NJ 07716, Attn: Benjamin Callari, that is received prior to 4:00 p.m. New York time on the Expiration Date which clearly specifies your name, the grant date, the exercise price and number of shares to be withdrawn, or (ii) by completing and submitting a new Letter of Transmittal that is received by High Tech Travel Services Corporation prior to 4:00 p.m. New York time on the Expiration Date.

     Please complete the table below, indicating the shares of common stock of High Tech that you hold and whether you wish to accept or reject the Rescission Offer with respect to such shares. For your convenience, the first columns of the table below have been completed for you. If you believe that the information in these columns is inaccurate or incomplete, please contact us immediately at 1-732-872-2703. You must make one determination to accept or reject the Rescission Offer with respect to your shares.

--------------------------------------------------------------------------------

 (1)         (2)           (3)                  (4)                (5)
Date of    Number of   Rescission Price   Mark an X in this   Mark an X in this
Purchase   Shares      Per Share          Column if you       Column if you
                                          Accept the          Reject the
                                          Rescission Offer    Recission Offer

--------------------------------------------------------------------------------

                                           [        ]                [        ]
--------------------------------------------------------------------------------

This Letter of Transmittal will not be effective if it is not signed on the reverse side.

         This rescission offer, or company-initiated refund, is part of an agreement between High Tech Travel Services Corporation and the State of Oregon Division of Finance and Corporate Securities. This agency offers education, information, and assistance to investors in Oregon through its Investor Information Program. The Investor Information Program informs Oregonians about securities laws and protection, alerts investors to potentially fraudulent securities schemes, and provides practical, current investment and securities information to help investors protect themselves.

         For more information in Oregon, contact the Investor Information Program Coordinator at (503) 378-4387, or write the Investor Information Program, Oregon Department of consumer and Business Services 350 Winter Street NE, Room 410, Salem, OR 97301.

         For information in states other than Oregon, please see the information below:

Alaska Division of Banking, Securities &
         Corporations                                            (907) 465-2521
Arizona Securities Division                                      (602) 542-4242
Arkansas Securities Department                                   (501) 324-9260
California Department of Corporations                            (916) 445-7205
Colorado Department of Regulatory Agencies
 Division of Securities                                          (303) 894-2320
Ohio Division of Securities                                      (614) 644-7381
Washington Securities Division                                   (360) 902-8760


High Tech Travel Services Corporation
38 Second Avenue
Atlantic Highlands, NJ 07716
Attn: Benjamin Callari

Sirs::

         By execution hereof, the undersigned acknowledges receipt of a final prospectus dated ___________, 2001 (the "Prospectus") of High Tech Travel Services Corporation. ("High Tech"), which together with this letter of transmittal (the "Letter of Transmittal"), constitute High Tech's offer to repurchase outstanding shares of High Tech's commons stock sold to certain U. S. Persons between October 1999 and March 2000 (the "Rescission Offer") on the terms and subject to the conditions set forth herein and in the Prospectus. This Rescission Offer must be accepted or rejected by 4:00 p.m. New York time on ________, 2001 (the "Expiration Date").

              The undersigned hereby represents and warrants that he or she is the beneficial owner of the shares listed in the table on the front of this Letter of Transmittal (the "Shares") and that such Shares have not been transferred by the undersigned in whole or in part to any other party. The undersigned represents and warrants that the undersigned has full power and authority to elect to accept or reject the Rescission Offer with respect to the Shares.

[ ] The undersigned hereby accepts the Rescission Offer of High Tech to repurchase each Option as is indicated in the table on the front of this Letter of Transmittal with an "X" in the fourth column of the row of such table and agrees to transfer such Shares to High Tech free and clear of any liens effective as of the Expiration Date for the price described in the Prospectus. The undersigned hereby agrees, upon request of High Tech, to execute and deliver any additional documents deemed by High Tech to be necessary or desirable to complete the repurchase by High Tech of the Shares with respect to which the undersigned accepts the Rescission Offer.

[ ] The undersigned hereby rejects the Rescission Offer of High Tech to repurchase each Share as is indicated in the table on the front of this Letter of Transmittal with an "X" in the fifth column of the row of such table. The undersigned further acknowledges that the Rescission Offer shall be deemed to be rejected for any option for which the Rescission Offer is not properly accepted by 4:00 p.m. New York, California time on the Expiration Date.

     The undersigned understands that the election to accept or reject the Rescission Offer pursuant to the procedures described in the Prospectus and in this Letter of Transmittal will continue a binding agreement between the undersigned and High Tech upon the terms and subject to the conditions of the Rescission Offer. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

     If the undersigned has previously submitted a Letter of Transmittal, the undersigned agrees that this Letter of Transmittal, if properly executed and submitted, shall be deemed to replace the prior Letter of Transmittal and that any indications on the prior Letter of Transmittal shall be considered withdrawn.


     THE UNDERSIGNED ACKNOWLEDGES THAT TO THE EXTENT THE UNDERSIGNED ACCEPTS THE RESCISSION OFFER, THE UNDERSIGNED WILL CEASE TO HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES.


                  Signature of Offeree                                     Dated
                  --------------------------------------------------------------
                  X
                  --------------------------------------------------------------

     EXHIBIT B- STATUTORY PROVISIONS RELATING TO EFFECT OF RESCISSION OFFER

                                 ALASKA STATUTES

Sec. 45.55.930  Civil liability to buyers.

  (a) A person is liable to the person buying the security from the person for the consideration paid for the security, together with interest at eight percent a year or the stated rate of the security if the security has a stated, fixed rate less than eight percent, from the date of payment, costs, and reasonable attorney fees, less the amount of income received on the security, on the tender of the security, or for damages if the buyer no longer owns the security, if the seller offers or sells a security

  (1) other than a federal covered security, in violation of AS 45.55.030(a), 45.55.070, or 45.55.170(b) or of a regulation or order under AS 45.55.150 that requires the filing of sales literature before it is used, or of a condition imposed under AS 45.55.100(d) or 45.55.110(g) or (h); or

  (2) by means of an untrue statement of a material fact, or omits to state a material fact, the omission of which makes a statement misleading.

  (b) Damages are the amount that would be recoverable on a tender less the value of the security when the buyer disposed of it and interest at eight percent a year, or the stated rate of the security if the security had a stated, fixed rate less than eight percent, from the date of disposition.

  (c) Every person who directly or indirectly controls a seller liable under (a) of this section, every partner, officer, or director of such a seller, every person occupying a similar status or performing similar functions, every employee of the seller who materially aids in the sale, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller, unless the nonseller who is liable sustains the burden of proof that the nonseller did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons liable.

  (d) A tender specified in this section may be made at any time before entry of judgment.

  (e) Every cause of action under this chapter survives the death of a person who might have been a plaintiff or defendant.

  (f) A person may not sue under this section more than three years after the contract of sale, except as otherwise provided in this subsection. For a violation of (a)(2) of this section or AS 45.55.010, an action under this section may be brought within three years after the sale or two years after the person bringing the action discovered or should have discovered the facts on which the action is based, whichever is later. Failure to bring an action on a timely basis is an affirmative defense. A person may not sue under this section if the buyer received

  (1) a written offer, before suit and at a time when the buyer owned the security, to refund the consideration paid together with interest at eight percent a year, or the stated rate of the security if the security has a stated, fixed rate less than eight percent, from the date of payment, less the amount of income received on the security, and the buyer failed to accept the offer within 30 days of its receipt; or

  (2) the offer before suit and at a time when the buyer did not own the security unless the buyer rejected the offer in writing within 30 days of its receipt.

  (g) A person who makes or engages in the performance of a contract in violation of a provision of this chapter or regulation or order under this chapter, or who acquires a purported right under the contract with knowledge of the facts by reason of which its making or performance is in violation, may not base a suit on the contract.

  (h) A condition, stipulation, or provision binding a person acquiring a security to waive compliance with a provision of this chapter or a regulation or order under this chapter is void.

  (i) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist, but this chapter does not create a cause of action not specified in this section or AS 45.55.040(f).

  (j) Notwithstanding the time limitation in (f) of this section, an action under this section may be started after receipt of a written offer described in
(a) of this section if the buyer accepted the payment offer within 30 days after receipt of the offer and has not been paid the full amount offered.

  (k) An offer to pay the buyer under this section involves the offer or sale of a security, and the transaction must be registered under this chapter or exempt from registration under AS 45.55.900.


                              ARKANSAS CODE OF 1987

23-42-106  Civil liability.

  (a)(1) Any person who commits the following acts is liable to the person buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at six percent (6% ) per year from the date of payment, costs, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he no longer owns the security:

   (A) Offers or sells a security in violation of ' 23-42-301, ' 23-42- 212(b), ' 23-42-501(1) or (2), or any rule or order under ' 23-42-502 which requires the affirmative approval of sales literature before it is used, or in violation of any condition imposed under ' 23-42-403(d), ' 23-42-404(g), or ' 23-42-404(i);
or

   (B) Offers or sells a security by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of circumstances under which they are made, not misleading, the buyer not knowing of the untruth or omission, and who does not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission;

  (2) Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at six percent (6% ) per year from the date of disposition.

  (b)(1) Any person who purchases a security in violation of " 23-42-301, 23-42-307, 23-42-507, and 23-42-508, or otherwise by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, the seller not knowing of the untruth or omission, and who shall not sustain the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the untruth or omission, shall be liable to the person selling the security to him, who may sue either at law or in equity to recover either the security or the security plus any income or other distributions in cash or other property received directly or indirectly by the purchaser, upon tender of the consideration the seller received or for damages together with interest at six percent (6%) from the date of purchase plus costs and reasonable attorneys' fees.

  (2) Damages may be for out-of-pocket losses or for the benefit of the bargain.

  (3) Notice of willingness to pay the amount specified in exchange for the security shall constitute valid tender pending acceptance thereof by the purchaser.

  (c) Every person who controls a seller liable under subsection (a) of this section or a purchaser liable under subsection (b) of this section; every partner, officer, or director of such a seller or purchaser; every person occupying a similar status or performing a similar function; every employee of such a seller or purchaser who materially aids in the sale; and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with, and to the same extent as, the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

  (d) Any tender specified in this section may be made at any time before entry of judgment.

  (e) Every cause of action under this section survives the death of any person who might have been a plaintiff or defendant.

  (f) No person may sue under this section after three (3) years from the effective date of the contract of sale. No person may sue under this section:

  (1) If the buyer received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at six percent (6% ) per year from the date of payment less the amount of any income received on the security, and he failed to accept the offer within thirty
(30) days of its receipt; or

  (2) If the buyer received such an offer before suit and at a time when he did not own the security unless he rejected the offer in writing within thirty (30) days of its receipt.

  (g) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.


                            COLORADO REVISED STATUTES

' 11-51-604. Civil liabilities

  (1) Any person who sells a security in violation of section 11-51-301 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition. No person is liable under this subsection (1) for a violation of section 11-51-301 due solely to a failure to file the prescribed notification of exemption or to pay the required exemption fee for an exemption under section 11-51-308(1)(p).

  (2)(a) Except as provided in paragraph (b) of this subsection (2), any broker-dealer or sales representative who sells a security in violation of section 11-51-401 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.

  (b) No broker-dealer or sales representative is liable under this subsection
(2) for a sale of a security exempt from registration under section 11-51-307(1)(g) to (1)(j) or for a sale of a security in a transaction exempt from registration under section 11-51-308(1)(a), (1)(e) to (1)(l), (1)(o), or (1)(p);
but this paragraph (b) does not apply if at the time of such sale:

  (I) In the case of a violation of section 11-51-401 arising from the failure of a broker-dealer to be licensed under this article, such broker-dealer was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", [FN1] licensed as a broker-dealer or its equivalent under the laws of another state, or held a limited license under this article; or

  (II) In the case of a violation of section 11-51-401 arising from the failure of a sales representative to be licensed under this article, such sales representative was licensed as a sales representative or its equivalent under the laws of another state, held a limited license under this article, or in connection with such sale was acting for a broker-dealer which was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or licensed under this article.

  (2.5) An investment adviser or investment adviser representative who violates section 11-51-401 is liable to each person to whom investment advisory services are provided in violation of such section in an amount equal to the greater of one thousand dollars or the value of all the benefits derived directly or indirectly from the relationship or dealings with such person prior to such time as the violation may be cured, together with interest at the statutory rate from the date of receipt of such benefits, costs, and reasonable attorney fees.

  (2.6) An investment adviser or investment adviser representative who provides investment advisory services to another person but who recklessly, knowingly, or with an intent to defraud fails to furnish to that person a written disclosure statement as required by section 11-51-409.5 is liable to such other person in an amount equal to one thousand dollars, the value of all benefits derived directly or indirectly from the relationship or dealings with such person, or for actual damages suffered by such other person, whichever is greatest, plus interest at the statutory rate, costs, reasonable attorney fees, or such other legal or equitable relief as the court may deem appropriate.

  (3) Any person who recklessly, knowingly, or with an intent to defraud sells or buys a security in violation of section 11-51-501(1) or provides investment advisory services to another person in violation of section 11-51-501(5) or (6) is liable to the person buying or selling such security or receiving such services in connection with the violation for such legal or equitable relief that the court deems appropriate, including rescission, actual damages, interest at the statutory rate, costs, and reasonable attorney fees.

  (4) Any person who sells a security in violation of section 11-51- 501(1)(b) (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the untruth or omission is liable to the person buying the security from such person, who may sue to recover the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.

  (5)(a) Every person who, directly or indirectly, controls a person liable under subsection (1), (2), (2.5), (2.6), or (3) of this section is liable jointly and severally with and to the same extent as such controlled person, unless the controlling person sustains the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

  (b) Every person who, directly or indirectly, controls a person liable under subsection (3) or (4) of this section is liable jointly and severally with and to the same extent as such controlled person, unless such controlling person sustains the burden of proof that such person acted in good faith and did not, directly or indirectly, induce the act or acts constituting the violation or cause of action.

  (c) Any person who knows that another person liable under subsection (3) or
(4) of this section is engaged in conduct which constitutes a violation of section 11-51-501 and who gives substantial assistance to such conduct is jointly and severally liable to the same extent as such other person.

  (6) Any tender specified in this section may be made at any time before entry of judgment.

  (7) Every cause of action under this article survives the death of any individual who might have been a plaintiff or defendant.

  (8) No person may sue under subsection (1), (2), (2.5), or (2.6) or paragraph
(a) of subsection (5) of this section more than two years after the contract of sale, or, as those provisions pertain to investment advisers, federal covered advisers, investment adviser representatives, and persons who provide investment advisory services, more than two years after the date of the violation. No person may sue under subsection (3) or (4) or paragraph (b) or (c) of subsection
(5) of this section more than three years after the discovery of the facts giving rise to a cause of action under subsection (3) or (4) of this section or after such discovery should have been made by the exercise of reasonable diligence and in no event more than five years after the purchase or sale, or, as those provisions pertain to investment advisers, federal covered advisers, investment adviser representatives, and persons who provide investment advisory services, more than five years after the date of the violation.

  (9)(a) No buyer may sue under this section:

  (I) If the buyer received a written rescission offer, before suit and at a time when the buyer owned the security, to refund the consideration paid together with interest at the statutory rate from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within thirty days of its receipt; or

  (II) If the buyer received such an offer before suit and at a time when the buyer did not own the security, unless the buyer rejects the offer in writing within thirty days of its receipt.

  (b) If, after acceptance, a rescission offer is not performed in accordance with its terms, the buyer may obtain relief under this section without regard to the rescission offer.

  (10) No person who has made or engaged in the performance of any contract in violation of any provision of this article or any rule or order under this article or who has acquired any purported right under any such contract with knowledge of the facts by reason of which the making or performance of any such contract was in violation may base any suit on the contract.

  (11) Any condition, stipulation, or provision binding any person acquiring or disposing of any security to waive compliance with any provision of this article or any rule or order under this article is void.

  (12) The rights and remedies provided by this article may be pleaded and proved in the alternative and are in addition to any other rights or remedies that may exist at law or in equity, but this article does not create any cause of action not specified in this section or section 11-51-602.

  (13) Any person liable under this section may seek and obtain contribution from other persons liable under this section, directly or indirectly, for the same violation. Contribution shall be awarded by the court in accordance with the actual relative culpabilities of the various persons so liable.

  (14) In the case of a willful violation of or a willful refusal to comply with or obey an order issued by the securities commissioner to any person pursuant to section 11-51-410 or 11-51-606, the district court of the city and county of Denver, upon application by the securities commissioner, may issue to the person an order requiring that person to appear before the court regarding such violation or refusal. If the securities commissioner establishes by a preponderance of the evidence that the person willfully violated or willfully refused to comply with or obey the order, the court may impose legal and equitable sanctions as are available to the court in the case of contempt of court and as the court deems appropriate upon such person.


                          CALIFORNIA CORPORATIONS CODE


' 25507. Limitation of actions to enforce liability created under section 25503; effect of offer to repurchase security or to pay damages; irrevocable consent

  (a) No action shall be maintained to enforce any liability created under
Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) unless brought before the expiration of two years after the violation upon which it is based or the expiration of one year after the discovery by the plaintiff of the facts constituting such violation, whichever shall first expire.

  (b) No buyer may commence an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer, (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.

  (c) The commissioner may by rule or order impose as a condition to approval of an offer under subdivision (b) of this section, if the commissioner finds such action is necessary and appropriate for the protection of investors, conditions requiring:

  (1) That equivalent and concurrent offers be made to all investors as to whom liability may have arisen and still exists under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) in connection with the distribution or transaction;

  (2) That the offer be made subject to a condition voiding such offer if the issuer, by reason of acceptances, is disabled from commencing or continuing business;

  (3) That the offer be made within a specified period after approval thereof by the commissioner;

  (4) If the consideration paid by the offeree was other than monetary or if the offer is of rescission, and if the offer is rejected by the offeree on the ground that it does not accord him the damages payable under Section 25503 or that the rescission offered does not place the parties back in the same position as before the transaction, that an offer so rejected shall not bar the commencement of an action by the offeree under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section); or

  (5) That the offeror file a report or reports with the commissioner containing such information as he may require concerning the making of the offer, its acceptance or rejection, and compliance with its terms and conditions or with conditions imposed under this subdivision.

  (d) Each person who files a repurchase offer with the commissioner pursuant to subdivision (b) shall file with the commissioner, in such form as the commissioner by rule prescribes, an irrevocable consent appointing the commissioner or the commissioner's successor in office to be such person's attorney to receive service of any lawful process in any noncriminal suit, action or proceeding against such person or such person's successor, executor or administrator, which arises under this law or any rule or order hereunder after the consent has been filed, with the same force and validity as if served personally on the person filing the consent. A person who has filed such a consent in connection with a qualification under this law (or application for a permit under any prior law if the application under this law states that such consent is still effective) need not file another. Service may be made by leaving a copy of the process in the office of the commissioner but it is not effective unless (1) the plaintiff, who may be the commissioner in a suit, action or proceeding instituted by him, forthwith sends notice of the service and a copy of the process by registered or certified mail to the defendant or respondent at such person's last address on file with the commissioner, and (2) the plaintiff's affidavit of compliance with this section is filed in the case on or before the return day of the process, if any, or within such further time as the court allows.

                                OHIO REVISED CODE

1707.41 CIVIL LIABILITY OF SELLER FOR FRAUD

  In addition to the other liabilities imposed by law any person who, by a written or printed circular, prospectus, or advertisement, offers any security for sale, or receives the profits accruing from such sale, is liable, to any person who purchased such security relying on such circular, prospectus, or advertisement, for the loss or damage sustained by such relying person by reason of the falsity of any material statement contained therein or for the omission therefrom of material facts, unless such offeror or person who receives the profits establishes that he had no knowledge of the publication thereof prior to the transaction complained of, or had just and reasonable grounds to believe such statement to be true or the omitted facts to be not material. Whenever a corporation is so liable, each director of the corporation is likewise liable unless he shows that he had no knowledge of the publication complained of, or had just and reasonable grounds to believe the statement therein to be true or the omission of facts to be not material. Any such director, upon the payment by him of a judgment so obtained against him, shall be subrogated to the rights of the plaintiff against such corporation, and shall have the right of contribution for the payment of such judgment against such of his fellow directors as would be individually liable under this section. Lack of reasonable diligence in ascertaining the fact of such publication or the falsity of any statement contained in it or of the omission of such material fact shall be deemed knowledge of such publication and of the falsity of any untrue statement in it or of the omission of material facts.

  No action brought against any director, based upon the liability imposed by this section, shall be brought unless it is brought within two years after the plaintiff knew, or had reason to know, of the facts by reason of which the actions of the person or the director were unlawful, or within four years after the purchase of the securities, whichever is the shorter period, or, in the case of an action to enforce a right of contribution under this section, it is brought within two years after the payment of the judgment for which contribution is sought.

                          1999 OREGON REVISED STATUTES

59.125. Effect of notice of offer to repay purchaser; exceptions; registration of transaction.

  (1) Except as provided in subsection (3) of this section, no action or suit may be commenced under ORS 59.115 if the purchaser has received before suit a written notice as outlined in subsection (2) of this section.
  (2) The notice shall contain:
  (a) An offer to pay the amount specified in ORS 59.115 (2)(a) upon tender of the security; and (b) A statement of the effect on the purchaser's rights of failure to respond as required in subsection (3) of this section.
  (3) An action or suit under this section may be commenced after receipt of a notice as outlined in subsection (2) of this section:
  (a) If the purchaser owned the security when the notice was received, accepted the payment offer within 30 days after its receipt, and has not been paid the full amount offered; or
  (b) If the purchaser did not own the security when the notice was received and, within 30 days after receipt, gave written notice of inability to tender back the security.
  (4) An offer to repay the purchaser pursuant to this section involves the offer or sale of a security. The transaction must be registered under ORS 59.055 unless there is an exemption from the registration requirement or a notice is filed under ORS 59.049.


                           REVISED CODE OF WASHINGTON

21.20.430. Civil liabilities--Survival, limitation of actions--Waiver of chapter void--Scienter

  (1) Any person, who offers or sells a security in violation of any provisions of RCW 21.20.010, 21.20.140 (1) or (2), or 21.20.180 through 21.20.230, is liable to the person buying the security from him or her, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at eight percent per annum from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the security, upon the tender of the security, or for damages if he or she no longer owns the security. Damages are the amount that would be recoverable upon a tender less (a) the value of the security when the buyer disposed of it and (b) interest at eight percent per annum from the date of disposition.

  (2) Any person who buys a security in violation of the provisions of RCW
21.20.010 is liable to the person selling the security to him or her, who may sue either at law or in equity to recover the security, together with any income received on the security, upon tender of the consideration received, costs, and reasonable attorneys' fees, or if the security cannot be recovered, for damages. Damages are the value of the security when the buyer disposed of it, and any income received on the security, less the consideration received for the security, plus interest at eight percent per annum from the date of disposition, costs, and reasonable attorneys' fees.

  (3) Every person who directly or indirectly controls a seller or buyer liable under subsection (1) or (2) above, every partner, officer, director or person who occupies a similar status or performs a similar function of such seller or buyer, every employee of such a seller or buyer who materially aids in the transaction, and every broker-dealer, salesperson, or person exempt under the provisions of RCW 21.20.040 who materially aids in the transaction is also liable jointly and severally with and to the same extent as the seller or buyer, unless such person sustains the burden of proof that he or she did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

  (4)(a) Every cause of action under this statute survives the death of any person who might have been a plaintiff or defendant.

  (b) No person may sue under this section more than three years after the contract of sale for any violation of the provisions of RCW 21.20.140 (1) or (2) or 21.20.180 through 21.20.230, or more than three years after a violation of the provisions of RCW 21.20.010, either was discovered by such person or would have been discovered by him or her in the exercise of reasonable care. No person may sue under this section if the buyer or seller receives a written rescission offer, which has been passed upon by the director before suit and at a time when he or she owned the security, to refund the consideration paid together with interest at eight percent per annum from the date of payment, less the amount of any income received on the security in the case of a buyer, or plus the amount of income received on the security in the case of a seller.

  (5) No person who has made or engaged in the performance of any contract in violation of any provision of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract. Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this chapter or any rule or order hereunder is void.

  (6) Any tender specified in this section may be made at any time before entry of judgment.

               (7) Notwithstanding subsections (1) through (6) of this section, if an initial offer or sale of securities that are exempt from registration under RCW 21.20.310 is made by this state or its agencies, political subdivisions, municipal or quasi-municipal corporations, or other instrumentality of one or more of the foregoing and is in violation of RCW 21.20.010(2), and any such issuer, member of the governing body, committee member, public officer, director, employee, or agent of such issuer acting on its behalf, or person in control of such issuer, member of the governing body, committee member, public officer, director, employee, or agent of such person acting on its behalf, materially aids in the offer or sale, such person is liable to the purchaser of the security only if the purchaser establishes scienter on the part of the defendant. The word "employee" or the word "agent," as such words are used in this subsection, do not include a bond counsel or an underwriter. Under no circumstances whatsoever shall this subsection be applied to require purchasers to establish scienter on the part of bond counsels or underwriters. The provisions of this subsection are retroactive and apply to any action commenced but not final before July 27, 1985. In addition, the provisions of this subsection apply to any action commenced on or after July 27, 1985.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         ss. 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees, or agents under specific circumstances for liabilities, including provisions permitting advances for expenses incurred. In general, ss. 145 authorizes a corporation to indemnify an agent, including but not limited to an officer, director or employee, against expenses and liabilities incurred by reason of his having been such an agent, if the agent acted in good faith and in a manner deemed to be in or not opposed to the best interests of the corporation and, with regard to a criminal matter, if the agent had no reasonable cause to believe his conduct was unlawful.

         Article 7 of the Certificate of Incorporation provides that no director will be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law or (iv) from any transaction in which the director derived personal benefit.

         In addition, we intend to purchase officers' liability insurance under which our directors and officers will be insured against loss, as defined in the policy, as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by High-Tech in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

                                                                    Amount
                                                                    To Be
                                                                     Paid
                                                                    ------

      SEC Registration Fee..................................... $   20,850
      Printing Fees and Expenses...............................      8,000
      Legal Fees and Expenses..................................     50,000
      Accounting Fees and Expenses.............................     50,000
      Blue Sky Fees and Expenses...............................      5,000
      Transfer Agent and Registrar Fees........................      1,000
      Miscellaneous............................................     10,000
                                                                    ------
        Total...................................................  $144,850
                                                                ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         1. In October 1999 the Company issued an aggregate of 13,000,000 shares of Common Stock to its founding shareholders. At the time of the offering, the Company believed such founding shareholders were sophisticated investors and received adequate information concerning an investment in the Company. As a result, the Company believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         2. From March 15, 2000 to May 31, 2000, the Company sold 592,690 shares of its common stock to non- U.S. persons under the exemption from registration provided by Regulation S adopted by the Securities and Exchange Commission, for an aggregate price of $567,115.

         The issuances described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof and under Regulation S as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access to information about High-Tech.

         3. From October 1999 through March 2000, the Company raised $1,574,562 of capital through the issuance or sale of the shares which are the subject of this Recission Offer. The sale of these securities were not registered under the federal or state securities laws, but were issued on the basis of management's belief that the sales were exempt from the registration requirements of the Securities Act of 1933, on the basis of the exemptions provided by Sections 3(b) and 4(2) of the Act and by various state limited offering exemptions. The Company now believes that the issuances were not eligible for such exemptions from registration. This Registration Statement relates to a recission offer with regard to such transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

 Exhibit
 Number                 Description
 -------                -----------

1.       Not applicable

3.(i)    Articles of Incorporation of the Registrant

3.(i)(a) Amendment to Articles of Incorporation dated October 11, 2000

3.(ii)   Bylaws of the Registrant

4.       Form of the Registrant's Common Stock Certificate

5.       Opinion of Deutch & Falk, p.c. dated

10.1     Agreement with Tournet, Inc.

10.2     2000 Stock Option Plan

10.3 Employment Agreement between High-Tech and Benjamin Callari dated July 1, 2000

10.4 Employment Agreement between High-Tech and Donald R. Myatt, Jr. dated July 1, 2000

10.5 Consent Order with the Securities Section of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities dated September 13, 2000.

10.6 Agreement of High Tech regarding 18 month period to rescind certain purchases.

11.      Statement re: computation of earnings per share

15.      Not applicable

16.      Not applicable

21.      Not applicable

23.1     Consent of Amper Politziner & Mattia, Independent Auditors

23.2     Consent of Counsel (included in Exhibit 5)

24.      Not applicable

25.      Not Applicable

26.      Not applicable


(b) Financial Statement Schedules

ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes to provide to each purchaser at the closing certificates in such denominations and registered in such names as required by each such purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the a small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of , State of New Jersey, on the day of June, 2001.

                              High-Tech Travel Services Corporation.

                              By: /s/ Benjamin Callari, President   July 2, 2001
                                  ---------------------------------------------
                                  Benjamin Callari
                                  President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Signature                   Title                             Date

/s/ Benjamin Callari          Pres. and CEO                     July 2, 2001
--------------------------
Benjamin Callari


/s/ Donald R. Myatt, Jr.      Executive Vice Pres.              July 2, 2001
--------------------------
Donald R. Myatt, Jr.


/s/ Richard D. Brace          Director                          July 2, 2001
--------------------------
Richard D. Brace


/s/ Adrien Smet               Director                          July 2, 2001
--------------------------
Adrien Smet


                              Director
--------------------------
Michael H. Estill

                                  EXHIBIT INDEX

3.(i)    Articles of Incorporation of the Registrant

3.(i)(a) Amendment to Articles of Incorporation dated October 11, 2000

3.(ii)   Bylaws of the Registrant

4.       Form of the Registrant's Common Stock Certificate

5.       Opinion of Deutch & Falk, p.c. dated

10.1     Agreement with Tournet, Inc.

10.2     2000 Stock Option Plan

10.3 Employment Agreement between High-Tech and Benjamin Callari dated July 1, 2000

10.4 Employment Agreement between High-Tech and Donald R Myatt, Jr. dated July 1, 2000

10.5     Consent Agreement with Oregon dated September 13, 2000

10.6 Agreement of High Tech regarding 18 month period to rescind certain purchases

11.      Statement re: computation of earnings per share

23.1     Consent of Amper Politziner & Mattia, Independent Auditors

23.2     Consent of Counsel (included in Exhibit 5)


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